Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-273432

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 26, 2023)

COMPANHIA PARANAENSE DE ENERGIA

(ENERGY COMPANY OF PARANÁ)

549,171,000 Common Shares

We and the State of Paraná, a State of the Federative Republic of Brazil (the “Selling Shareholder”), are offering an aggregate of 549,171,000 Common Shares, without par value, of Companhia Paranaense de Energia (“Copel”), in a global offering (the “global offering”) that includes (1) a public offering in Brazil (the “Brazilian offering”) and (2) a registered offering in the United States pursuant to this prospectus supplement and the accompanying prospectus.

All Common Shares sold in the global offering will be settled and delivered in Brazil and paid for in reais pursuant to the Contrato de Coordenação, Distribuição e Garantia Firme de Liquidação de Ações Ordinárias de Emissão da Companhia Paranaense de Energia (the “Brazilian Underwriting Agreement”)

We and the selling shareholder have the right to sell, solely for the purpose of covering over-allotments (greenshoe), if any, pursuant to the Brazilian Underwriting Agreement, subject of the agreement of Banco Itaú BBA S.A. upon notice to the other Brazilian underwriters, up to an additional 82,375,650 Common Shares at any time for a period of 30 days from the date of the Announcement of the Initiation of the Public Offering (Anúncio de Início da Oferta Pública) at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15% of the Common Shares initially offered in the global offering.

The Brazilian offering was subject to a priority offering in Brazil pursuant to which our existing shareholders have the right to purchase our common shares. The price per common share under the priority offering was the same as the price per common share under this global offering, as indicated below. The subscription rights in the priority offering have not been and will not be registered under the United States Securities Act of 1933, as amended (“Securities Act”) or under any U.S. state securities laws. Accordingly, the priority offering was made only as part of the Brazilian offering in reliance upon certain exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and will not be made available or included as part of the international offering. This prospectus supplement is not being provided in connection with the priority offering and this prospectus supplement does not constitute an offer to subscribe for any securities in the priority offering. The exercise of rights in the priority offering occurred, and the settlement of the priority offering will occur, only in Brazil. Holders of Unit ADSs (as defined below) and the shareholders that hold our Common Shares outside of B3 were not permitted to participate in the priority offering. See “Summary — The Offering — Priority offering in Brazil.”

The Common Shares are listed on the São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão), or B3, under the ticker symbol “CPLE3.” The closing price of our Common Shares on B3 on August 7, 2023 was R$8.21 per Common Shares. Our Common Shares are also listed on the Mercado de Valores Latinoamericanos en Euros (Latibex) under the ticker symbol “XCOPO.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are registering and will pay a registration fee for all Common Shares initially offered and sold in the United States, as well as for Common Shares offered and sold outside the United States in the global offering that may be resold from time to time into the United States. We and the Selling Shareholder are not offering Common Shares in the form of American Depositary Shares. Although American Depositary Shares representing our units (“Unit ADSs”), which represent four of our class B preferred shares and one of our Common Shares, are listed on The New York Stock Exchange, our Common Shares offered hereby are not fungible with, or directly convertible into, such Unit ADSs. A holder of Common Share may not convert its Common Share into our Unit ADSs, unless such holder first combines such Common Share with four of our class B preferred shares, convert these securities into a unit, and then convert such unit into a Unit ADS.

See “Risk Factors“ beginning on page S-25 of this prospectus supplement and the “Risk Factors” section beginning on page 4 of our 2022 Form 20-F/A (as defined below), which is incorporated by reference herein, to read about factors you should consider before investing in the securities offered in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state or foreign securities commission, including the Brazilian Securities Commission (Comissão de Valores Mobiliarios, or CVM), has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Per Common Share
Public offering price	R$8.25
Underwriting discounts, fees and commissions paid by us (1)	R$0.02
Underwriting discounts, fees and commissions paid by the Selling Shareholder(1)	R$0.02
Proceeds, before expenses, to us (2)	R$8.23
Proceeds, before expenses, to the Selling Shareholder (2)	R$8.23

(1)	See “Underwriting” beginning on page S-38 of this prospectus supplement for additional information regarding underwriting compensation.
(2)	Without taking into consideration Common Shares to be sold in the over-allotment option.

Investors residing outside Brazil may purchase our Common Shares if they comply with the registration requirements of CVM Resolution No. 13 dated November 18, 2020, as amended, or CVM Resolution No. 13, and CMN Resolution No. 4,373, dated September 29, 2014, as amended, or CMN Resolution No. 4,373, of the Brazilian National Monetary Council (Conselho Monetário Nacional), or the CMN. For a description on how to comply with these registration requirements, see “Investment in our Common Shares by Non-Residents of Brazil.”

Delivery of our Common Shares, including Common Shares offered in the international offering, will be made in Brazil through the book-entry facilities of the B3 Central Depository (Central Depositária da B3) on or about August 11, 2023.

Global Coordinators
BTG Pactual	Itaú BBA	Banco Bradesco BBI	Morgan Stanley	UBS Investment Bank

The date of this prospectus supplement is August 8, 2023

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the offering by us and the Selling Shareholder and certain other matters relating to us and our business, financial condition and results of operation. The second part, the accompanying prospectus, gives more general information about the Common Shares that we and the Selling Shareholder are offering. Generally, references to the prospectus mean this prospectus supplement and the accompanying prospectus combined. If the information in this prospectus supplement differs from the information in the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

The term “Brazilian underwriters” refers to Banco BTG Pactual S.A., Banco Itaú BBA S.A., Bradesco BBI S.A., Banco Morgan Stanley S.A. and UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A., who will act collectively with respect to the sale of the Common Shares in the global offering, under the terms of the Brazilian Underwriting Agreement.

The term “international placement agents” refers to BTG Pactual US Capital, LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Morgan Stanley & Co. LLC, and UBS Securities LLC, whose participation in the offering is strictly limited to their role as agents appointed by the respective Brazilian underwriters to facilitate the placement of Common Shares outside Brazil, under the terms of the Placement Facilitation Agreement (as defined below). Please see “Underwriting” for more information.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free-writing prospectus we prepare or authorize. Neither we, the Selling Shareholder, the Brazilian underwriters nor the international placement agents, nor any of our or their respective agents, have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We, the Selling Shareholder, the Brazilian underwriters, the international placement agents and our and their respective agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the Selling Shareholder, the Brazilian underwriters nor the international placement agents have authorized any other person to provide you with different or additional information. Neither we, the Selling Shareholder, the Brazilian underwriters nor the international placement agents are making an offer to sell our Common Shares in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document. See “Incorporation of Certain Documents by Reference” herein for the documents we are incorporating by reference into this prospectus supplement.

We and the Selling Shareholder are using this prospectus to offer our Common Shares outside Brazil. We and the Selling Shareholder are also offering our Common Shares in Brazil by means of a Brazilian prospectus and accompanying reference form (formulário de referência) in Portuguese (the Brazilian offering documents). The Portuguese language prospectus, which was registered before the CVM, is in a format different from that of this prospectus supplement, and contains information not generally included in documents such as this prospectus supplement and in the accompanying prospectus. This offering of common shares is made in the United States and elsewhere outside Brazil solely on the basis of the information contained in this prospectus supplement and in the accompanying prospectus. You should not rely on the Brazilian offering documents in making an investment decision in relation to our Common Shares offered hereby.

Any investors outside Brazil purchasing Common Shares must be authorized to invest in Brazilian securities under the requirements established by Brazilian law, including and especially those established by the Brazilian National Monetary Council (Conselho Monetário Nacional), or the CMN, the CVM and the Central Bank, and the requirements set forth in Resolution No. 13, dated November 18, 2020, of the CVM, as amended, and Resolution No. 4,373, dated September 29, 2014, as amended, of the CMN. No offer or sale of Common Shares may be made to the public in Brazil except in circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations or if an exemption has been granted by the CVM in accordance with its regulations. Any offer or sale of Common Shares in Brazil to non-Brazilian residents may be made only under circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations

The subscription rights in the priority offering have not been registered under the Securities Act. Accordingly, the priority offering was not available to investors in the United States or to U.S. persons.

In this prospectus supplement, unless the context otherwise requires, references to “Copel” are to Companhia Paranaense de Energia and references to “we,” “us” and “our” are to Companhia Paranaense de Energia and its consolidated subsidiaries taken as a whole, unless the context otherwise requires. The term “Selling Shareholder” refers to the State of Paraná.

S-3

References to (i) the “real,” “reais” or “R$” are to Brazilian reais (plural) and the Brazilian real (singular) and (ii) “U.S. dollars,” “dollars” or “US$” are to United States dollars. We maintain our books and records in reais. Certain figures included in this prospectus supplement have been subject to rounding adjustments.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act utilizing a “shelf” registration process.

EEA Public Offer Selling Restriction

This prospectus supplement has been prepared on the basis that any offer of the Common Shares in any Member State of the EEA (a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Common Shares. Accordingly, any person making or intending to make any offer within a Member State of Common Shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us, the Selling Shareholder or any of the international placement agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the Selling Shareholder nor the international placement agents have authorized, nor do they authorize, the making of any offer of Common Shares in circumstances in which an obligation arises for us, the Selling Shareholder or the international placement agents to publish a prospectus for such offer. Neither we nor the Selling Shareholder nor the international placement agents have authorized, nor do they authorize, the making of any offer of Common Shares through any financial intermediary, other than offers made by the international placement agents, which constitute the final placement of the Common Shares contemplated in this prospectus supplement.

Each person in a Member State who receives any communication in respect of, or who acquires any Common Shares under, the offers to the public contemplated in this prospectus supplement, or to whom the Common Shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each international placement agent, us and the Selling Shareholder that it and any person on whose behalf it acquires Common Shares is: (i) a qualified investor within the meaning of Article 2 of the Prospectus Regulation; and (ii) in the case of any Common Shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, (x) the Common Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the international placement agents has been given to the offer or resale; or (y) where the Common Shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those Common Shares falls within one of the exemptions listed in points (b) to (d) of Article 1(4) of the Prospectus Regulation. to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the Selling Shareholder, the international placement agents and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgment and agreement. Notwithstanding the above, a person who is not a qualified investor may, with the consent of the international placement agents, be permitted to purchase our Common Shares in the international offering.

In this section, the expression an “offer” in relation to any Common Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for our Common Shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

UK Public Offer Selling Restriction

This prospectus supplement has been prepared on the basis that any offer of Common Shares in the UK will be made pursuant to an exemption under section 86 of the Financial Services and Markets Act of 2020 (“FSMA”) from the requirement to publish a prospectus for offers of our Common Shares. Accordingly, any person making or intending to make any offer within the UK of our Common Shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us, the Selling Shareholder or any of the international placement agents to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor the Selling Shareholder nor the international placement agents have authorized, nor do they authorize, the making of any offer of our Common Shares in circumstances in which an obligation arises for us, the Selling Shareholder or the international placement agents to publish a prospectus for such offer. Neither we nor the Selling Shareholder nor the international placement agents have authorized, nor do they authorize, the making of any offer of our Common Shares through any financial intermediary, other than offers made by the international placement agents, which constitute the final placement of the Common Shares contemplated in this prospectus supplement.

S-4

Each person in the UK who receives any communication in respect of, or who acquires any of our Common Shares under, the offers to the public contemplated in this prospectus supplement, or to whom our Common Shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each international placement agent, us and the Selling Shareholder that it and any person on whose behalf it acquires our Common Shares is: (i) a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation; and (ii) in the case of any of our Common Shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the UK Prospectus Regulation, (x) our Common Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the international placement agents has been given to the offer or resale; or (y) where our Common Shares have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those Common Shares fall within one of the exemptions listed in points (b) and (d) to Article 1(4) of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer” of Common Shares to the public in relation to any Common Shares means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Common Shares.

This prospectus supplement is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “Relevant Persons”). The Common Shares will only be available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Common Shares will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

S-5

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. These statements are not historical facts and are based on management’s current view and estimates of future economic circumstances, industry conditions, company performance and financial results. The words “anticipates,” “believes,” “estimates,” “expects,” “plans” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Statements regarding the declaration or payment of dividends, the implementation of principal operating and financing strategies and capital expenditure plans, the direction of future operations and the factors or trends affecting the financial condition, liquidity or results of operations are examples of forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve only the current view of management and are subject to a number of inherent risks and uncertainties. There is no guarantee that the expected events, trends or results will actually occur. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•	general economic, regulatory, political and business conditions in Brazil and abroad, including the impact of the ongoing conflict in Ukraine and the trade and monetary sanctions that have been imposed in connection with those developments and its impacts on the global economy;
•	new policies and reforms implemented by the new presidential administration, such as changes to monetary, fiscal and social policies, and political and popular responses thereto;
•	economic conditions in the State of Paraná;
•	technical, operational, legal and regulatory conditions related to the provision of electricity services;
•	our and the State of Paraná’s ability to successfully implement the proposed transaction to disperse our share ownership;
•	the outcome of lawsuits against us;
•	our ability to obtain financing;
•	developments in other emerging market countries;
•	changes in, or failure to comply with, governmental regulations;
•	competition;
•	electricity shortages;
•	unfavorable hydrological conditions;
•	climate-related developments;
•	international economic and political developments; and
•	the impact of the widespread health developments, epidemics, natural disasters and other catastrophes, such as the COVID 19 outbreak, and the governmental, commercial, consumer and other responses thereto.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, see the section entitled “Risk Factors” in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus and “Risk Factors” as set forth in the 2022 Form 20-F/A, which is incorporated by reference herein.

All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

S-6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference into this prospectus supplement the following documents that we have filed with or furnished to the SEC:

•	Our annual report on Form 20-F/A for the year ended December 31, 2022 originally filed with the SEC on April 27, 2023, as amended on July 13, 2023 (File No. 001-14668) (or the “2022 Form 20-F/A”).
•	Our current report on Form 6-K furnished to the SEC on June 8, 2023 (File No. 001-14668; Accession No. 0001292814-23-002610), containing the unaudited financial information as of March 31, 2023 and December 31, 2022 and for the three-month periods ended March 31, 2023 and 2022.
•	Our current report on Form 6-K furnished to the SEC on July 11, 2023 (File No. 001-14668; Accession No. 0001292814-23-003006) containing the current version of our bylaws.
•	Our current report on Form 6-K furnished to the SEC on July 26, 2023 (File No. 001-14668; SEC Accession No. 0001292814-23-003183), containing (i) the Operating and Financial Review and Prospects of Copel for the three-month periods ended March 31, 2023 and 2022 and (ii) Other information relating to recent developments (or the “Disclosure 6-K”).
•	Any filings of Copel on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Copel on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.

We will provide without charge to any person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Copel’s Investor Relations Department located at ri@copel.com.

S-7

WHERE YOU CAN FIND MORE INFORMATION

Information that we file with or furnish to the SEC after the date of this prospectus supplement, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus supplement. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

Documents incorporated by reference in this prospectus supplement are available without charge. Each person to whom this prospectus supplement and the accompanying prospectus are delivered may obtain documents incorporated by reference herein by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:

Investor Relations Department

Attn: Luiz Henrique de Mello

Telephone: +55 41 3331 4011

E-mail: ri@copel.com

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the NYSE at 11 Wall St, New York, New York 10005.  The information contained on, or accessible through, such website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You may request a copy of our SEC filings, at no cost, by contacting us at our headquarters at Rua José Izidoro Biazetto, 158, block A, 81200-240, Curitiba, Paraná, Brazil. Our investor relations office can be reached at +55 41 3331 4011.

S-8

SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our Common Shares. You should read carefully the entire prospectus supplement, the accompanying prospectus, including “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” For more information and the reconciliation of the Non-IFRS metrics included in this summary, see “Non-IFRS Metrics” in the Disclosure 6-K.

Overview

We are a mixed-capital company, created through State Law No. 1,384, of November 10, 1953 and Decree No. 14,947, on October 26, 1954, controlled by the State of Paraná. Our operations are distributed across ten Brazilian states. We have been listed on the B3 for 29 years, on the NYSE for 26 years (the first Brazilian energy company listed on the NYSE) and on LATIBEX (a Madrid-based stock exchange where securities of Latin American companies are traded in euros) for 21 years.

We are a vertically integrated company, operating in the generation, transmission, distribution and commercialization of electric energy segments. We are one of the largest electricity companies in Brazil, with a strong business profile, diversification and relevance of our operating assets in the Brazilian electric energy sector. We care for preserving and optimizing our long-term economic value. We are the largest distributor in the State of Paraná, serving 394 of the State’s 399 municipalities, and we operate a concession in one municipality in the State of Santa Catarina. For the last twelve months ended March 31, 2023, our net income from continuing operations was R$1,115.0 million and our EBITDA was R$4,293 million. For information on how we calculate our net income from continuing operations and our EBITDA for the last twelve months ended March 31, 2023 and for a reconciliation of our EBITDA to net income from continuing operations, please see section “Non-IFRS Measures” in our Disclosure 6-K.

Our operations in Brazil comprise the following segments:

•	Generation: in this segment, we are present in four Brazilian states and have 6,967 MW of total installed capacity (adjusted for our equity stake in each asset) and a physical guaranteed average of 3,157 MW (adjusted for our equity stake in each asset), through 75 generating units.
•	Transmission: in this segment, we have 9,685 km of transmission lines and 51 substations in nine Brazilian states. Our transmission lines have an estimated Annual Permitted Revenue (Receita Annual Permitida, or “APR”) of approximately R$1.4 billion in the 2022-2023 cycle.
•	Distribution: this segment consists of the distribution of electricity in a concession area of 194,854 km² in the State of Paraná, serving more than 5 million consumers over 208,000 km of distribution lines, and a base concession compensation (Base Remunaratória) of R$8.4 billion, considering the tariff adjustment of June 2021.
•	Power sale: this segment consists of the purchase and sale of energy, as well as the provision of services in the free contracting environment (ACL) (“Free Market”). Through Copel Comercialização, we sold more than 24,544 GWh of energy in the last twelve months ended March 31, 2023.

Generation segment

Our generation segment is present in four states (Rio Grande do Norte, Mato Grosso, Paraná and Rio Grande do Sul), with a total of 6,967 MW of installed capacity, a physical guarantee average of 3,157 MW and 75 generation units. Our generating park is composed of 94% renewable sources such as hydroelectric (77%) and wind (17%). Other energy sources account for 6% of our generating park.

Compared to 2018, there was an increase in the importance of wind energy, which represented 9% of the installed capacity in 2018, while the installed capacity of hydroelectric energy (84% in 2018), and thermal power plants (7% in 2018) decreased compared to 2018.

For the last twelve months ended March 31, 2023, the net income of our generation segment was R$697.2 million and the EBITDA of our generation segment was R$2,188 million.

S-9

Source: Company. Note: (1) Considers values proportional to Copel's equity stake; (2) Considers solar and thermoelectric plants.

We operate in the two electricity contracting environments in Brazil, namely: the Free Market, which gives its consumers the freedom to negotiate the purchase of energy with the generators and traders they choose, and the Regulated Contracting Environment (ACR), also called the regulated market or captive market, in which consumers buy energy exclusively from the local distributor and are called captive consumers. For 2023, the ACR represents approximately 33% of our total contracted energy, while the ACL represents 56% of the contracted energy. The chart below illustrates the evolution of the energy contracted by us and its availability for the indicated periods:

Source: Company. Foz do Areia (FDA) Hydroelectric Power Plant (Governador Bento Munhoz da Rocha Netto), which will have its concession contract ended in December/2024

Transmission segment

We own more than 9,685 km of transmission lines in eight Brazilian states (Maranhão, Mato Grosso, Bahia, Goiás, Minas Gerais, São Paulo, Paraná and Santa Catarina) and 51 substations, considering our own assets and in partnership with other companies. We build, maintain and operate a wide grid of energy transmission.

This segment has about 20 remaining years of concession and has an APR Cycle 22-23 of R$1.4 billion. APR is the annual revenue established by ANEEL to be charged by a transmission concessionaire for the use of its transmission lines by third parties. The APR is established by ANEEL in biannual cycles.

S-10

Source: Company. Note: (1) Considers values proportional to Copel's equity stake

For the last twelve months ended March 31, 2023, the net income for our transmission segment was R$939.3 million in the last twelve months ended March 31, 2023 and the EBITDA of our transmission segment was R$1,237 million. We added 53.6 km of new 138kv transmission lines in the 3-month period ended March 31, 2023.

Distribution segment

We are the fourth largest distribution concession in Brazil (according to ANEEL) and the main electricity distributor in the state of Paraná, which has the fourth largest GDP in Brazil and which has a GDP per capita above the country average (R$42.4 thousand per capita for the state of Paraná, compared to R$35.9 thousand per capita for Brazil). Additionally, the state of Paraná has a higher HDI (Human Development Index) than the Brazilian average (0.749 for the state of Paraná compared to 0.699 for Brazil).

We have a concession that expires in 22 years for the distribution of energy in the State of Paraná and we operate in a concession area of 194,854 km2. In addition, we have a low default rate on the payment of energy bills of 0.9% (calculated as the percentage of energy bills issued during the last twelve months and which are 16 to 360 days overdue).

We also adopt the following quality indices required by applicable regulations: Equivalent Duration per Consumer (“DEC”), which measures the average time in hours during which households remained disconnected throughout the year, and Average Frequency per Consumer (“FEC”), which calculates the average number of disconnections in the year. Our DEC and FEC meet the applicable regulatory standards: as of the end of 2022 our DEC was 8.0 (within the regulatory threshold of 9.2) and our FEC was 5.3 (within the regulatory threshold of 6.8).

The geographical presence, the evolution of default rates, DEC and FEC indicators and the Regulatory Asset Base (Base de Ativos Regulatórios or “RAB”) of the distribution segment are illustrated below:

S-11

Source: Company. Note: (1) Nominal values

For the last twelve months ended March 31, 2023, the net loss of our distribution segment was R$318.1 million in the last twelve months ended March 31, 2023 and the EBITDA of our distribution segment was R$920 million.

We are continuously investing in our distribution grid to grow organically. In the last tariff cycle, between July 2016 and June 2021, our RAB increased by 71.4% (in current values), from R$ 4.9 billion to R$ 8.4 billion. RAB represents the value of the assets a concessionaire installed for the purposes of providing the concession’s services and is a component used by ANEEL to establish the concessionaire’s APR. The chart below sets forth our capital expenditures for the indicated periods:

Source: Company

Total losses in our distribution system are segmented between (i) losses in the basic grid (tension equal to or greater than 230kV), which are external to our distribution grid and have a technical cause, and (ii) losses in the distribution grid (internal to our distribution grid), which are usually caused by both technical and non-technical reasons. The table below sets forth our historical energy distribution losses for the indicated periods:

Energy Losses	2023(1)	2022	2021	2020	2019	2018
Technical Losses	5.7%	5.7%	5.8%	6.0%	6.0%	5.9%
Non-Technical Losses	2.2%	1.9%	1.9%	1.8%	1.0%	2.4%
Losses in the Basic Grid	1.2%	1.4%	1.5%	1.6%	1.4%	1.4%
Total	9.1%	9.0%	9.2%	9.4%	8.4%	9.7%

__________

(1)       As of March 31, 2023

Power sale segment

We are pioneers in the commercialization of energy in the Free Market. We were the first company to sell energy to Brazilian free consumers in the 1990s, having managed to maintain our prominence as one of the main sellers in this segment. With the benefit of the integrated structure of one of the largest companies in the electricity sector in Brazil, we offer our customers simplified access to services and solutions, flexible and customized energy models, as well as management to companies in all stages of qualification and purchase of energy in the segment. We have more than 1.5 thousand customers across 23 states in Brazil and sold more than 24,544 GWh in the last twelve months ended March 31, 2023.

S-12

Our power sale segment continues to be one of the most active in Brazil in the ACL and has continuously grown. Our energy trading history is illustrated below for the indicated periods:

Source: Company

The net income of our power sale segment was R$174.2 million in the last twelve months ended March 31, 2023 and the EBITDA of our power sale segment was R$222 million in the last twelve months ended March 31, 2023.

For the three-month period ended on March 31, 2023, we had approximately 5.01 million captive consumers, representing an increase of 1.7%, or 85,000 new consumers, compared to the same period in 2022.

As of March 31, 2023, the energy consumption of the captive market, in turn, decreased by 3.2% compared to the same period in 2022, as illustrated below:

	Three-month period ended March 31,		Year ended December 31,
Energy Sales (GWh)	2023	2022	2022	2021	2020
Residential	2,254	2,267	8,212	8,068	7,910
Industrial	474	516	2,102	2,275	2,314
Commercial	1,167	1,207	4,294	4,149	4,172
Rural	640	712	2,357	2,461	2,451
Others	614	618	2,405	2,359	2,333
Total (Captive)	5,150	5,319	19,370	19,312	19,180

Grid Market (Number of Consumers)	Three-month period ended March 31,		Year ended December 31,
	2023	2022	2022	2021	2020
Captive Market	5,033,019	4,949,803	5,011,555	4,926,608	4,835,852
Concessionaires and Permissionaires	2	2	2	2	2
Free Consumers	2,722	2,394	2,629	2,318	1,871
Local Grid Concessionaires	5	5	5	5	5
Total	5,035,748	4,952,204	5,014,191	4,928,933	4,837,730

As of March 31, 2023, the grid market (TUSD) consumption (distributed energy - GWh), which considers all consumers who accessed the distributor’s grid, decreased by 1.1% compared to the same period in 2022, as illustrated below:

	Three-month period ended March 31,		Year ended December 31,
Energy Sales (GWh)	2023	2022	2022	2021	2020
Captive Market	5,150	5,319	19,370	19,312	19,180
Concessionaires and Permissionaires	22	23	91	86	76
Free Consumers	3,046	2,960	12,244	11,531	10,025
Local Grid Concessionaires	199	207	834	846	798
Total	8,418	8,510	32,539	31,755	30,079

Process of Transformation into a Company without a Controlling Shareholder

We are constantly seeking to improve our corporate governance, and in November 2022, the Government of the State of Paraná, our controlling shareholder, announced its intention to transform us into a dispersed capital company without a controlling shareholder. Below are the main milestones of this process:

•	November 2022: The Legislative Assembly of the State of Paraná State approved the Law No. 21,272 of November 24, 2022 (“Law 21,272”), authorizing our transformation into a company without a controlling shareholder;
•	December 2022: We announced a study for the Comprehensive Renewal of the concessions of the Governador Bento Munhoz da Rocha Netto (Foz do Areia), Governador Ney Braga (Segredo) and Governador José Richa (Salto Caxias) hydroelectric power plants and disclosed our intention to conduct this offering to raise funds for the payment of the respective concession premiums;
S-13

•	January 2023: We entered into a collective bargaining agreement for the period 2022/2024 and announced the hiring of specialized advisory services to structure a possible public offering of shares or units for our transformation into a company without a controlling shareholder;
•	April 2023: The Ministry of Mines and Energy set the value of the concession premiums of the of the Governador Bento Munhoz da Rocha Netto (Foz do Areia), Governador Ney Braga (Segredo) and Governador José Richa (Salto Caxias) hydroelectric power plants at R$3.7 billion to be paid upon the renewal of the concession contract. In addition, the revision of the physical guarantees of these plants was approved, subject to the validity of the new concession contract;
•	May 2023: We started the process of obtaining the required approvals to conduct this offering, including waivers from our debenture holders and other creditors. We also initiated the valuation and due diligence work. We forwarded the completed assessment to our controlling shareholder and the Paraná State Court of Auditors (Tribunal de Contas do Estado do Paraná – TCE-PR) for analysis. The TCE-PR is an entity of the the Paraná State Legislative power tasked with auditing state accounts.; and
•	July 2023: In a shareholder meeting, our shareholders approved this offering and a proposal to reform our bylaws, which will become effective upon our transformation into a company without a controlling shareholder. For more information on the changes, see “Amendments to our Bylaws” in the Disclosure 6-K.

Following this offering, we will be able to renew the concessions of Governador Bento Munhoz da Rocha Netto (Foz do Areia), Governador Ney Braga (Segredo) and Governador José Richa (Salto Caxias) plants, through the payment of the concession premiums of R$3.7 billion. The table below provides additional information on the installed capacity and concession terms of the Governador Bento Munhoz da Rocha Netto (Foz do Areia), Governador Ney Braga (Segredo) and Governador José Richa (Salto Caxias) plants:

Hydroelectric Plant	Installed Capacity (MW)	End of Current Concession	End of New Concession(1)

Foz do Areia	1,676	2024	2053
Segredo	1,260	2032	2053
Salto Caxias	1,240	2033	2053

______________

(1)       Assuming renewal of current concession in 2023.

Value creation opportunities

Concession renewal

We will have to pay R$3.7 billion for the concession premiums to renew the concessions of Foz do Areia, Segredo and Salto Caxias. The payment of such premiums will be made with the proceeds of this offering and a potential issuance of debt instruments. The hydroelectric plants are assets that make up a significant part of our generating park, totaling 4,176 megawatts of installed capacity. Among our plants, these three hydroelectric plants are the closest to the expiration of their concession, but the renewal of those concessions will grant us a 30-year extension.

Our hydroelectric powerplants (“HPP”) are operational and represent approximately 60% of our installed capacity.

S-14

The renewal demonstrates our long-term plan for our generation business and our commitment to maintaining our position as a leading energy player in Brazil.

Source: Company. Note: (1) Considers the remaining years for the end of the concession of all plants, except Marumbi, Chopim I, Melissa, Salto do Vau and Pitangui, which are exempt from concession, and UTE Figueira, which entered into test operation in 2022, according to ANEEL Order No. 1,047/2022; (2) Considers average weighted by Installed Capacity; (3) Considers the participation in Copel's total installed capacity of 6,966 MW.

Reduction in PMSO

We have shown a steady improvement in the reduction of Personnel, Material, Services and Other (“PMSO”) expenses. In the two-year period between 2020 and 2022, our workforce was reduced by 792 people, reaching a total of 5,875 employees at the end of 2022, while PMSO reduced at a rate of 6.1% per year over the same period, as illustrated in the chart below:

Source: Company

In addition, by becoming a company without a controlling shareholder, we expect to be able to gain advantages to optimize our PMSO expenses, including: the possibility to increase efficiency due to business process optimization and profit orientation based on leading industry players.

S-15

Increased operational efficiency in the distribution segment

Operational efficiency in the distribution segment

Our DEC in 2022 was 7.98 hours, a 26% decrease compared to our DEC in 2016, and our FEC in 2022 was 5.29 hours, a decrease of 27% compared to 2016, in each case always within the regulatory thresholds. The historical evolution of our DEC and FEC indices are illustrated below:

Source: Company

We intend to optimize the rural distribution system, our operations, implement new digital services, create potential integration opportunities for our generation and transmission teams and continue to invest in the distribution grid to modernize it.

Investments in digitalization and new technologies

We always strive to enhance our distribution and deliver high-quality energy to our customers. Conscious of the increasing demand for energy and more demanding consumers, we are heavily investing in business optimization and promoting automation processes through innovative technologies, as detailed below.

Paraná Three-Phase. The Paraná Three-Phase Project establishes the replacement of 25,000 km of single-phase and two-phase grid by three-phase distribution grid in the rural area. The project guarantees higher quality and safer energy for rural producers and other customers served in these regions.

The new cables with a protective cover have an enhanced level of resistance when hit by tree branches or other objects. The program also removes old poles from the middle of plantations and places new poles on rural roads, which facilitates access for technicians and reduces operational and maintenance costs.

As of March 31, 2023, this project had already delivered more than 11,700 km of reinforced and modernized grid. For the three-month period ended March 31, 2023, we have invested R$149 million in the project and expect to invest an additional R$351 million during 2023. The initiative is renewing the rural grid, which means increased supply quality and security to meet agricultural production, an economic engine of the state.

S-16

Smart Grid. Our Intelligent Electricity Grid (“REI”) continues to meet scheduled deadlines, with the first stage having been delivered in early 2023, and the second stage already underway. The improvements in remote sensing and the replacement of electromechanical and electronic meters with smart equipment represent an unprecedented leap in the automation of the state’s energy grid. The REI ensures more assertiveness in identifying defects and reduces the unavailability of the distribution system, allowing for a new energy model that meets the needs of consumers, which we believe is fundamental to reducing our costs.

We expect that this project will impact approximately 1.6 million consumers and will involve an investment of approximately R$820 million, in addition to reducing our operation and maintenance costs. The chart below highlights the three stages of the project and their expected execution timeline, as well as the amount of consumers we expect will benefit in each stage.

Source: Company

Digitization. The investments aim at the possible integration of generation and transmission systems, as well as optimization of operations located in different states.

Our investments also include the modernization and digitization of our drone fleet, which is the second largest fleet of drones in Brazil. These drones are mainly used to carry out inspection, surveillance, inventory, field research and cable launches.

Operational efficiency in the Generation and Transmission segments

We continuously work on increasing operational efficiency in the Generation and Transmission segments. We also have the ability to develop our own assets, such as the Jandaíra Wind Complex (“Jandaíra Complex”). The Jandaíra Complex is located in the municipality of Jandaíra, in the state of Rio Grande do Norte, and consists of four wind farms, totaling 90.1 MW of installed capacity. The Jandaíra Complex is part of the Facilities Modernization Plan (PMI) that we are implementing in several of our assets. The start of operations was brought forward by two years before the start of energy sales in the Regulated Contracting Environment (ACR).

In addition to developing our own assets, we are constantly monitoring the market for possible acquisitions of new assets. We recently completed the acquisition of the Aventura and Santa Rosa & Novo Mundo Wind Complexes, adding another 260 MW in installed capacity to our total installed capacity. These wind complexes are approximately 30 km away from the Jandaíra Complex.

Growth avenues

Growth avenues within operating segments

We believe we have multiple and clear avenues of growth to be explored. In the Distribution segment, we can grow organically by increasing investments in the depreciated distribution grid, or inorganically through expansion into new concession areas.

In the Generation segment, we plan to renew the Foz do Areia, Segredo and Salto Caxias concessions. In addition, we will also increase our focus on growth in wind and solar generation, with the goal of having a 100% renewable portfolio by 2030. Finally, we continuously consider auctions and mergers and acquisitions (“M&A”) opportunities.

In the Transmission segment, we may explore opportunities in upcoming power transmission auctions. We will also consider M&A opportunities if they fit within our investment policy.

S-17

In the commercialization segment, we intend to remain among the largest in the Free Market, with a continuous focus on increasing profitability and providing more accessibility to consumers. Additionally, we believe we will have more flexibility after our transformation into a company without a controlling shareholder.

Asset divestments

We intend to divest assets such as Compagas and Usina Elétrica a Gás de Araucária (“UEGA”). We currently hold 51% of Compagas (24.5% is held by Mitsui Gás and 24.5% is held by Commit), a natural gas distribution concessionaire in Paraná, which had its concession renewed in December 2022 for another 30 years (until 2054). The concession premium paid is R$508 million, with an expected Capex of R$2.5 billion to be realized within 30 years of the renewed concession. The new concession contract establishes a Price Cap model and has remuneration based on the weighted average cost of capital defined in the concession contract (regulatory WACC) of 9.125%.

UEGA, the regulatory authorization for which expires in 2029 (subject to renewal), is also in our divestment plans. Currently, we hold 81% of UEGA and Petrobras holds 19%. We have entered into a Joint Sale Agreement with Petrobras in connection with the sale process. The thermal power plant has a total installed capacity of 484 MW, with two gas turbines and one steam turbine.

Copel Ventures

Copel Ventures is an initiative to make strategic and financial investments in companies in our sector. The Corporate Venture Capital model is part of our strategy for the 2030 horizon. It seeks to foster, with a commitment of R$150 million to be invested over the next few years, innovative proposals within the energy sector that are suitable for our innovation and investment thesis. According to our model, we expect our investments to vary between R$2 million and R$10 million per investment.

Source: Company

ESG Day

We prioritize ESG (Environmental, Social and Governance) practices. We believe we are an ethical and responsible company that has established itself as an organization that provides energy and solutions to society, continuously seeking to integrate environmental, social and governance concerns into our actions and strategic decisions. The reflection of what we aim to consolidate in the coming years has resulted in the “Vision 2030” program, a plan created in 2022 that defines our ambition in business and in strengthening our sustainable development. It is guided by three main pillars: decarbonization of our energy matrix, business integration on a large scale and discipline in capital allocation.

We produced our first Environmental Impact Report for a generation project in 1987. We were also the first company in the energy sector in Brazil to become a signatory to the UN Global Compact in 2000. We promote actions for the dissemination of the UN 2030 Agenda and the implementation of the SDGs in the electricity sector. We adhered to the “Pact for Water and Energy Resilience” Commitment and received the Pro-Gender and Race Equality Seal from the Federal Government. We received the Pro-Ethics Seal, 2018-2019 and 2020-2021 editions, granted by CGU and Instituto ETHOS, for the voluntary adoption of integrity measures, with public recognition for the commitment to implement measures aimed at the prevention, detection and remediation of acts of corruption and fraud.

Below are the main ESG initiatives we have taken in recent years:

•	2017: Creation of the Governance, Risks and Compliance Committee
•	2018: Installation of Brazil’s first electrified highway and revamp of the whistleblowing channel
S-18

•	2019: Achieved maximum score in B3's Outstanding State Governance Program.
•	2020: Received the “Pro-Ethics” certificate, stipulated as concept B by CDP and stipulated the Human Rights Policy.
•	2021: Carbon Neutrality Plan, migration to Level 2 of B3 governance and insertion of ESG targets in variable remuneration.
•	2022: Revision of the Code of Conduct, creation of the Vision 2030 plan and adherence to the Decarbonization Plan, the Transparency Movement and the Net Zero Ambition Movement, both of the UN Global Compact.

We have plans for the future across all ESG segments. On the Environmental side, we have developed our Carbon Neutrality Plan for 2021, which we expect could result in the reduction of greenhouse gas (GHG) emissions and the offsetting of residual scope one emissions by 2030 for assets under our operational control.

As part of this neutrality plan, we have started implementing an electric vehicle fleet with electric modernization and fleet leasing, providing greater efficiency, keeping up with technological updates and reducing pollutant emissions.

We will carry out this objective based on four steps:

•	Definition of goals
•	Decarbonization
•	Alternatives and opportunities for compensation (I-REC)
•	Carbon neutralization intrinsic to the Company's strategy

In the Social aspect, a wide range of activities were conducted with society in 2022. The focus was on workshops and training sessions held for both internal audiences (employees and third parties) and external public (communities, social and educational institutions). Various topics were addressed during these sessions, including human rights, diversity, environment, child labor, health, SDGs (Sustainable Development Goals). We prioritize the most relevant SDGs (Sustainable Development Goals) for companies in the electricity sector based on the document “Integration of SDGs in the Brazilian Electricity Sector” (SEB), prepared in 2018. These goals are: quality education, clean and affordable energy, decent work and economic growth, industry, innovation & infrastructure, sustainability for cities and communities and actions against global climate change.

Finally, in the realm of Governance, we are listed at B3 Governance level 2. We have established the following statutory advisory committees that report to the Board of Directors: Statutory Audit Committee (CAE); Statutory Sustainable Development Committee (CDS), Investment and Innovation Committee (CII) and Minority Committee (CDM). Moreover, our Board of Directors primarily consists of independent members.

Over the past few years, we have been recognized by the market for our sustainability initiatives. Some of the awards we have won include “Best Electricity Company in Brazil” by Valor 1000 - 1st place - 2022; “Best in Management Award” for Copel G&T - 1st place by the National Quality Foundation - Management Excellence - 2023, “Best Energy Distributor Award” - Abradee - 1st place - 2021, and “Best Energy Distributor in Southern Brazil Award” - Abradee - 1st place - 2022.

Sustainable Value Generation

Our financial management is based on four pillars:

•	Focus on Cash: we seek divestments from non-core segments, operational efficiencies, cost reductions and gains in scale;
•	Efficient Capital Allocation: clear and defined Investment policy, constant governance improvements, risk diversification, RAB investment and M&A opportunities;
•	Balanced Capital Structure: investments and dividends aiming at capital structure optimization and target leverage level, reflecting mainly our business profile; and
•	Return on Invested Capital and Value Creation: established dividend policy, compatible dividend yield and investments that potentially increase our enterprise value.
S-19

In 2022, we invested R$2,330 million across our operating segments with a focus on efficiency and value creation, R$1,848 million of which was invested in the distribution segment and R$473 million of which was invested in the generation and transmission segment.

Source: Company. Note: Investment program does not include acquisitions of the Vilas, Aventura and SRMN wind farms.

We believe that our strong cash flow generation and robust opportunity selection process allow for an efficient allocation of capital. Going forward, we intend to focus our capital allocation primarily on the distribution and renewable energy segments.

Dividend Policy

Our Dividend Policy establishes the guidelines for the distribution of proceeds to shareholders through dividends and/or interest on equity. For the calculation of regular dividends, we use financial parameters established at the end of each year, considering our financial leverage and with the objective of preserving our sustainable investment capacity. We have at least two dividend payments per year.

In 2022, we declared dividends equivalent to a total of 84% of our net income for the year, which represented 5.16% of our share price of that same period considering the closing price of our shares weighted by the volume of shares for the year (“dividend yield”). On November 30, 2022, we declared the distribution of R$970 million in dividends, which we paid in two installments: one of R$600 million on November 30, 2022 and another of R$370 million on June 30, 2023. The chart below outlines the historical percentage of our net income we distributed each year (“payout”), total values distributed (in R$ million) and dividend yield for the indicated periods.

Source: Company

S-20

THE OFFERING

In November 2022, we received a communication from the State of Paraná, our controlling shareholder, that it intended to implement a transaction to sell its controlling stake and have Copel become a company without a controlling shareholder, subject to the creation of the Golden Share and certain other amendments to our bylaws described under “Recent Developments―Amendment to our Bylaws” above. In December 2022, our controlling shareholder requested our involvement in the structuring of such transaction pursuant to a recently enacted state law. In May 2023, we engaged certain external financial advisors to assist us in evaluating and structuring this offering. In June 2023, our Board of Directors approved submitting to our shareholders the required resolutions and bylaw amendments to enable this offering pursuant to the state law authorizing and determining the conditions under which the State of Parana, our controlling shareholder, would be allowed sell its controlling stake in us. In July 2023, our shareholders approved such resolutions and bylaw amendments, as further described in the Disclosure 6-K.

Issuer	Companhia Paranaense de Energia.
Selling Shareholder	The State of Paraná, a State of the Federative Republic of Brazil
Common Shares offered by us	229,886,000 common shares, without taking into consideration the common shares to be sold in the over-allotment option.
Common Shares offered by the selling shareholder	319,285,000 common shares, without taking into consideration the common shares to be sold in the over-allotment option.
International placement agents	BTG Pactual US Capital, LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Morgan Stanley & Co. LLC, and UBS Securities LLC
Brazilian Underwriters	Banco BTG Pactual S.A., Banco Itaú BBA S.A., Bradesco BBI S.A., Banco Morgan Stanley S.A. and UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
Global offering	The global offering includes the Brazilian offering and the international offering. The global offering also includes a secondary offering by the Selling Shareholder.
International offering	The international offering is being conducted outside Brazil and includes an offering registered with the SEC. The international placement agents are acting as placement agents on behalf of the Brazilian underwriters for sales of Common Shares to investors outside Brazil in the international offering.
Brazilian offering	As part of the Brazilian offering, the Brazilian underwriters are placing Common Shares to retail investors (the “Brazilian retail offering”) and to qualified non-institutional investors (the “Brazilian qualified non-institutional offering”) in Brazil. The offering to investors in Brazil is exempt from registration with the SEC under Regulation S. The securities placed to investors in Brazil are being offered by means of a “Prospecto da Oferta Pública de Distribuição Primária e Secundária de Ações Ordinárias de Emissão da Companhia Paranaense de Energia” and the Brazilian Underwriting Agreement.
Purchases of Common Shares	All Common Shares purchased in the global offering (including in the United States) will be settled and delivered in Brazil and paid for in reais. Any investor outside Brazil purchasing our Common Shares must be authorized to invest in Brazilian securities pursuant to the applicable rules and regulations of the Brazilian National Monetary Council (Conselho Monetário Nacional, or CMN), the Brazilian Securities Commission (Comissão de Valores Mobiliários, or CVM), and the Central Bank of Brazil (Banco Central do Brasil).
Offering price	The public offering price is set forth on the cover page of this prospectus supplement.

S-21

Over-allotment option	We and the Selling Shareholder have the right to sell, solely for the purpose of covering over-allotments, if any, pursuant to the Brazilian Underwriting Agreement, subject of the agreement of Banco Itaú BBA S.A. upon notice to the other Brazilian underwriters, up to an additional 82,375,650 Common Shares, 18,518,650 of which will be sold by us and 63,857,000 of which will be sold by the Selling Shareholder, at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15% of the Common Shares initially offered in the global offering
Use of proceeds

We estimate that the net proceeds to us from the sale of our Common Shares in the global offering (excluding the over-allotment option) will be R$1,867.1 million, after deduction of discounts and commissions and estimated expenses payable by us. Allocation of the net proceeds will be made as described under “Use of Proceeds” below.

We will not receive any of the proceeds from the secondary offering involving the selling shareholder.

Distributions	In accordance with our bylaws and Brazilian Corporate Law, we are required to (except as described below) regularly pay annual dividends for each fiscal year within sixty days of the declaration of the dividends at the annual shareholders’ meeting or by the board of directors of Copel (the “Board of Directors”). Pursuant to our dividend policy, we have at least two dividend payments per year; see “Summary―Dividend Policy.” To the extent amounts are available for distribution, we are required to distribute as a mandatory dividend an aggregate amount equal to at least 25.0% of our adjusted net profit. Under Brazilian Corporate Law, we are not permitted to suspend the mandatory dividend payable for any year, except for retaining part of the mandatory dividend in a special reserve for unrealized profits when the realized part of the net profit is smaller than the mandatory dividend. Brazilian Corporate Law permits, however, a company to suspend the payment of all dividends if our management, with the approval of the supervisory board, reports at the shareholders’ meeting that the distribution would be detrimental to the Company given its financial circumstances.
S-22

Voting rights

Of the three classes of our stock traded in the market (Common Shares, Class A preferred shares and Class B preferred shares), only the common stock carries full voting rights. Under the terms of our bylaws, however, specific rights apply to the non-voting preferred stock: our preferred shares are entitled to vote on certain matters described in our bylaws pursuant to B3’s Nível 2 listing requirements and such shares may acquire full voting rights under certain conditions described in our bylaws.

In our shareholders meeting held on July 10, 2023, our shareholders approved certain changes to our bylaws, which will come into effect if this offering is consummated. If such changes come into effect:

•        the State of Paraná will hold a special class of preferred share (“Golden Share”), which will give it veto power over certain corporate resolutions, subject to it holding 10% of our capital stock;

•        our bylaws will provide for a limitation to the effect that no shareholder or group of shareholders shall be allowed to cast votes corresponding to more than 10% of the total votes that could be cast by the then-outstanding voting shares in each resolution; and

•        our bylaws will provide for a poison-pill provision in the Company’s bylaws seeking to protect the dispersion of shares, which would require that a shareholder or group of shareholders that directly or indirectly becomes the holder of common shares that, together, representing more than 25% of Copel’s voting capital must make a tender offer for the acquisition of all the other common shares, for a price of at least 100% more than the highest price of the common shares in the last 504 trading sessions prior to the acquisition, updated by the SELIC rate. The tender offer of a shareholder or group of shareholders holding shares representing more than 50% of Copel’s voting capital must be for a price of at least 200% under the same criteria mentioned above, provided, however, that shareholder or group of shareholders does not reduce its shareholding to at least 50% of Copel’s voting capital within a 120-day period.

For more information on voting rights see our bylaws and “Amendments to our Bylaws” in the Disclosure 6-K.

Listings

Our Common Shares are publicly traded in Brazil on B3 under the symbol “CPLE3.”

Our Common Shares trade on the Latibex under the symbol “XCOPO.”

Our Common Shares will not be listed on a U.S. national securities exchange.

For more information, see “Trading Markets.”

Lock-up agreements	We, the Selling Shareholder and our directors and officers who currently own our shares have agreed not to sell our Common Shares or securities convertible into, exchangeable for, exercisable for, or repayable with common or preferred shares, for 180 days after the date of this prospectus supplement without first obtaining the written consent of BTG Pactual US Capital, LLC.
S-23

Priority Offering in Brazil

Holders of our Common Shares, Class A preferred shares and Class B preferred shares (including in the form of units) at B3 as of July 25, 2023 were given the opportunity to subscribe for Common Shares in the Brazilian offering on a priority basis at the public offering price.

Holders of Unit ADSs and the shareholders that hold our shares outside of B3 were not be permitted to participate in the priority offering. See “Underwriting — Priority Offering in Brazil.”

The subscription rights in the priority offering were not registered under the Securities Act or under any U.S. state securities laws. Accordingly, the priority offering was made only as part of the Brazilian offering in reliance upon certain exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, and the priority offering were not made available to investors in the United States or to any U.S. person (as defined in Rule 902 of Regulation S under the Securities Act, as such regulation may be amended from time to time (“Regulation S”)), and were not available or included as part of the international offering. For the avoidance of doubt, (i) all references to the issuance, offer, placement or sale of the Common Shares in the context of the international offering shall not include the priority offering, and (ii) all references to the Common Shares in the context of the international offering shall not include the Common Shares issued, offered or sold by the Company in connection with the priority offering (which shall only be made available as part of the Brazilian offering).

Capital stock before and after the offering	Before the global offering, we had 1,054,090,460 common shares outstanding. After the global offering, we will have 1,283,976,460 Common Shares outstanding (not considering the exercise of the over-allotment option). For more information on the potential effect of this offering in our capital stock, see “Principal Shareholders.”
Risk factors	You should carefully consider the risk factors discussed beginning on page S-25, the sections entitled “Risk Factors” in our 2022 Form 20-F/A, which is incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement, before deciding to invest in our Common Shares.

S-24

RISK FACTORS

Our 2022 Form 20-F/A includes extensive risk factors relating to our operations, our compliance and control risks, our relationship with the Brazilian federal government, and to Brazil. You should carefully consider those risks and the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our Common Shares.

After the closing of this offering, the state of Paraná will no longer be our controlling shareholder.

After the closing of this offering, the State of Paraná will no longer be our controlling shareholder. As such, if no other shareholder obtains control, we may be more exposed to takeover attempts, group of shareholders coordinating votes and the resulting conflicts of interests. Not having a controlling shareholder may also make it more likely for a shareholder deadlock or for our shareholder meetings not being convened due to a lack of quorum, as well as less likely for us to identify conflicts of interest from our shareholders or voting right abuses.

If, as a result of this offering or in the future, another shareholder becomes our controlling shareholder, such shareholder will be able to substantially influence our business strategy, management and even the terms of our bylaws, any of which could adversely affect the price of our Common Shares.

The market price of our Common Shares may be volatile.

The market price of our Common Shares may be volatile. Broad general economic, political, market and industry factors, many of which are beyond our control, may adversely affect the market price of our Common Shares, regardless of our actual operating performance. Factors that could cause fluctuation in the price of our Common Shares include:

•	actual or anticipated variations in quarterly operating results and the results of competitors;
•	changes in financial projections by us, if any, or by any securities analysts that might cover our Common Shares;
•	conditions or trends in the industry, including regulatory changes or changes in the securities marketplace;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;
•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;
•	additions or departures of key personnel;
•	volatility in global and Brazilian capital markets;
•	variations in exchange rates and in particular the exchange rate between the Brazilian real and the U.S. dollar; and
•	other factors affecting the price of securities listed on B3 and NYSE.

An active trading market for our Common Shares may not be sustainable. If an active trading market is not maintained, investors may not be able to resell their shares at or above offering price and our ability to raise capital in the future may be impaired.

Currently, we have three classes of stock, as well as a program of units (comprised of Common Shares and Class B preferred shares) and American depositary shares representing such units (Unit ADSs), which are listed in B3, Latibex or NYSE. For more information on the listing of our stock and units, see “Trading Markets.” In particular, the Common Shares are listed on B3 and Latibex (and are not listed and will not be listed on any U.S. national securities exchange). It is not possible to predict how trading will develop on such markets. The listing of the Common Shares on distinct exchanges may adversely affect the liquidity of such Common Shares in one or both markets and may adversely affect the development of an active trading market for the Common Shares on B3 and Latibex.

If an active market for our Common Shares is not maintained, it may be difficult for you to sell shares you have purchased without depressing the market price for the shares or at all. Holders of our Unit ADSs may exchange their Unit ADSs for units, and holders of our units may exchange their units for the Common Shares and Class B preferred shares underlying these units. A significant number of such cancellations or exchanges may affect the liquidity and price of our shares, units and the depositary receipts backed by such units.

Not having an active trading market may also impair our ability to raise capital to acquire other companies or technologies by using our shares as consideration.

S-25

We are not offering American Depositary Shares representing Common Shares, and our Common Shares are not fungible with, or directly convertible into, our Unit ADSs.

We and the Selling Shareholder are not offering Common Shares in the form of American Depositary Shares. These Common Shares will not be listed on a U.S. national securities exchange, and trading will occur mostly in Brazil, in Brazilian reais. Although American Depositary Shares representing our units, which represent four of our class B preferred shares and one of our Common Shares, are listed on The New York Stock Exchange (our Unit ADSs), our Common Shares offered hereby are not fungible with, or directly convertible into, such Unit ADSs. A holder of Common Shares may not convert its Common Shares into our Unit ADSs, unless such holder first combines each Common Share with four of our class B preferred shares, converts these securities into a unit, and then converts such unit into a Unit ADS by depositing them with the custodian under our Unit ADS program in exchange for the delivery of Unit ADSs. These steps involve payment of fees, expenses, and any taxes or changes, and there is no assurance that any exchange of such securities for the issuance of Unit ADSs will be completed in accordance with the timeline investors may anticipate. As a result, shareholders who wish to follow these steps in order to receive Unit ADSs may not achieve the level of economic return the shareholders may anticipate.

This offering and other aspects of our transformation into a corporation without a controlling shareholder may be subject to judicial and regulatory review.

Pursuant to the Parana State Law authorizing this offering and our transformation into a corporation without a controlling shareholder requires the introduction of a provision in our bylaws limiting the ability of a shareholder or group of shareholders of voting shares representing more than 10% of our voting stock. This provision, the Parana State Law authorizing this offering and this offering may be subject to judicial challenges by regulatory authorities, political parties, consumer groups or other entities. As of the date of this prospectus supplement, the political party Partido dos Trabalhadores brought two separate claims before the Brazilian Supreme Court challenging this provision: a class action (Ação Popular) and a constitutionality review proceeding (Ação Direta de Inconstitucionalidade). If these proceedings are successful, this offering or our transformation into a corporation without a controlling shareholder may not be completed or may be delayed.

Additionally, other aspects of this offering may be subject to judicial review or regulatory intervention, including through injunctions; which review or intervention may delay, restrict or even prevent this offering. It is also possible that such regulatory interventions be triggered by media coverage outside our control.

If this offering or our transformation into a corporation without a controlling shareholder does not occur or is delayed, we may have difficulties raising capital and will not be allowed to renew the concessions of the Governador Bento Munhoz da Rocha Netto (Foz do Areia), Governador Ney Braga (Segredo) and Governador José Richa (Salto Caxias) hydroelectric powerplants, which may materially and adversely affect our business.

The composition of our Board of Directors may change following our shareholders meeting expected to occur on August 10, 2023.

In July 2023, two of our directors and two members of our Supervisory Board resigned. One of the resigning directors was elected pursuant to a cumulative-vote proceeding and, pursuant to Brazilian law, the resignation of a director elected pursuant to a cumulative-vote proceeding requires that the board convenes a new shareholder meeting to vote on all director positions elected pursuant to the cumulative-vote proceeding. Only two of our current directors have not been elected pursuant to a cumulative-vote proceeding. Our Board of Directors convened a shareholders’ meeting to be held on August 10, 2023 to vote on all other director positions. For more information on the changes to our Board of Directors and Supervisory Board, see “Recent Developments―Changes in our Board of Directors and Supervisory Board” in the Disclosure 6-K.

Our controlling shareholder and BNDESPAR have presented their candidates to the Board of Directors, and such candidates are the same persons currently serving as our directors, but they are not required to vote for such nominees and may nominate additional candidates. Other shareholders may also nominate candidates to our Board of Directors pursuant to Brazilian law. If our Board of Directors substantially changes as a result of the elections that are expected to take place at the shareholders’ meeting on August 10, our new management may substantially change our business plan and strategy, which may adversely affect our business and the price of our Common Shares.

Following the closing of this offering, we will be subject to the Brazilian Bankruptcy Law.

The Brazilian law no. 11,101 of February 9, 2005, as amended (the “Brazilian Bankruptcy Law”) provides for the bankruptcy and judicial and extrajudicial reorganization proceedings. This law does not apply to state-controlled companies. Following the closing of this offering, we will no longer be a state-controlled company and will become subject to the Brazilian Bankruptcy Law. If we are subject to the Brazilian Bankruptcy law, we may be subject to third parties requesting our bankruptcy. However, being subject to the Brazilian Bankruptcy law allows us to benefit from the proceedings outlined in the Brazilian Bankruptcy law, which includes certain advantages such as prohibiting the seizure of our assets during the proceeding when such seizure is related to a claim or credit subject to the judicial reorganization or bankruptcy proceeding. Any third-party bankruptcy requests brought against us may adversely affect our business and the price of our Common Shares.

S-26

After this offering, our bylaws will come into effect incorporating certain limitations. One such limitation restricts any shareholder or group of shareholders from casting votes corresponding to more than 10% of the total votes that could be cast by the outstanding voting shares at that time.

After this offering, our bylaws will come into effect incorporating certain limitations, one such limitation restricts any shareholder or group of shareholders from casting votes corresponding to more than 10% of the total votes that could be cast by the outstanding voting shares at that time. This restriction may pose challenges or make it impossible for our shareholders to reach the required quorum or to approve certain matters in shareholders’ meeting. Such impasses may adversely affect our business.

After this offering, our bylaws will come into effect with a poison pill provision and other antitakeover measures, which may deter third parties from attempting to acquire us and could adversely affect the rights of holders of our Common Shares.

After this offering, our bylaws will come into effect with a poison pill provision, a provision prohibiting groups of shareholders of voting more than 10% of their shares and certain other provisions that could limit the ability of others to acquire our control. Consequently, shareholders may lose the opportunity to sell their shares at a premium over the prevailing market price, as these provisions discourage third parties from seeking to obtain our control through a tender offer or similar transactions.

The preliminary financial information related our trends in results, expectations for net operating revenue, and potential impairment to be recognized, for the six-month period ended June 30, 2023, is preliminary, incomplete, unaudited or reviewed, and may change.

We may adjust the preliminary financial details about result trends, expectations for net operating income, and any potential impairment that might be recognized, for the six-month period ended June 30, 2023. These financial details are preliminary, incomplete, and have not been audited or reviewed by an auditor. These details are our management’s early estimates and will be finalized once we have completed our bookkeeping and record-keeping process, which is not done yet. Such details should not be taken as a substitute for the quarterly financial information for the six-month period ended June 30, 2023. This preliminary financial information has been prepared by, and is the sole responsibility of our management. Our results may differ from the preliminary information contained in the documents related to this offering and such preliminary information should not be relied for investment decisions as it does not guarantee future performance or results.

As a foreign private issuer, we have different disclosure and other requirements than U.S. domestic registrants.

As a foreign private issuer under the Exchange Act, we may be subject to different disclosure and other requirements than U.S. domestic registrants. For example, as a foreign private issuer, in the United States, we are not subject to the same disclosure requirements as a U.S. domestic registrant under the Exchange Act, including the requirements to prepare and issue quarterly reports on Form 10-Q or to file current reports on Form 8-K upon the occurrence of specified significant events, the proxy rules applicable to U.S. domestic registrants under Section 14 of the Exchange Act or the insider reporting and short-swing profit rules applicable to U.S. domestic registrants under Section 16 of the Exchange Act. In addition, we rely on exemptions from certain U.S. rules that will permit us to follow Brazilian legal requirements rather than certain of the requirements that are applicable to U.S. domestic registrants.

Furthermore, foreign private issuers are required to file their annual report on Form 20-F/A within 120 days following the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days following the end of each fiscal year. As a result of the above, even though we are required to make submissions on Form 6-K disclosing the information that we have made or are required to make public pursuant to Brazilian law, or are required to distribute to shareholders generally, and that is material to us, you may not receive information of the same type or amount that is required to be disclosed to shareholders of a U.S. company.

We are a foreign private issuer and, as a result, in accordance with the listing requirements of the NYSE, we rely on certain home country governance practices from Brazil, rather than the corporate governance requirements of the NYSE, which may limit the protections afforded to investors.

We will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under the NYSE

S-27

listing rules, a foreign private issuer may elect to comply with the practice of its home country and not to comply with certain NYSE corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;
•	a nominating and corporate governance committee be established that is composed entirely of independent directors and has a written charter addressing the committee’s purpose and responsibilities;
•	a compensation committee be established that is composed entirely of independent directors and has a written charter addressing the committee’s purpose and responsibilities; and
•	an annual performance evaluation of the nominating and corporate governance and compensation committees be undertaken.

Therefore, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

The relative volatility and illiquidity of the Brazilian securities markets may impair your ability to sell the Common Shares.

Overall, the Brazilian securities markets are substantially smaller, less liquid, more concentrated and more volatile than major securities markets in the United States and certain other jurisdictions outside Brazil, and are not as highly regulated or supervised as some of these other markets. The illiquidity and relatively small market capitalization of the Brazilian equity markets may cause the market price of securities of Brazilian companies, including our Common Shares, to fluctuate in both the domestic and international markets, and may substantially limit your ability to sell the Common Shares at a price and time at which you wish to do so. See “―We are not offering American Depositary Shares representing Common Shares, and our Common Shares are not fungible with, or directly convertible into, our Unit ADSs,” above.

The issuance, sale or the perception of a potential issuance or sale of significant volumes of our equity securities may adversely affect the market price of our Common Shares.

The issuance, sale or the perception of a potential issuance or sale of significant volume of our equity securities may adversely affect the market price of our shares or investors’ perception of us. We, the Selling Shareholder and our directors and officers who currently own our shares will enter into lock-up agreements with the underwriters whereby we, the Selling Shareholder and our directors and officers who currently own our shares undertake, subject to certain exceptions, not to transfer, lend, encumber, pledge or exchange, directly or indirectly, securities issued by us, including Common Shares, for 180 days following pricing of this offering. After such restrictions have lapsed, we, the Selling Shareholder and our directors and officers who currently own our shares will be able to make sales in the market. We cannot assure you that the underwriters will not waive the restrictions under the lock-up agreements.

Investors may suffer immediate and substantial dilution in the book value of their investments.

The price per share paid by investors in the offering may be higher than the equity value per share, understood as the result of dividing (i) the consolidated value of our assets, reduced by the consolidated value of our liabilities; by (ii) the total number of shares that compose our capital stock (disregarding shares held in treasury). Accordingly, investors may pay in this offering an amount that is higher than the equity value per share, resulting in an immediate dilution of the value of their investment in the shares. In addition, if we are liquidated at book value, investors may not receive the full amount of their investment.

We may raise capital in additional equity offerings, or issue securities convertible into our equity securities, or engage in corporate transactions, which may result in a dilution of investors' ownership interest in our capital stock.

We may raise capital in the future through issuance of equity securities or securities backed by, convertible, exchangeable or otherwise carrying a right to subscribe for or receive shares issued by us (including Common Shares). Additional equity offerings may be made excluding the preemptive rights of our shareholders, subject to legal and regulatory requirements, and may result in dilution of our shareholders' interest in our capital stock. We may also engage in corporate transactions, including mergers and consolidations, which result in the issuance of additional shares (including Common Shares) in favor of other persons, including partners or shareholders of companies with which we do business. The occurrence of any of these events may result in the dilution of the interest held by our shareholders.

We cannot assure you that additional capital will be available or that funding conditions will be economically satisfactory. The lack of access to additional capital on satisfactory terms and the increase in interest rates may adversely affect our growth, which could adversely affect the performance of our business, financial condition and results of operations and, consequently, the market price of our securities.

S-28

We will bear the expenses related to the offering, as well as bear jointly with the Selling Shareholder the commissions of the offering, which will impact the net amounts to be received within the offering and may adversely affect our results in the period following the completion of the offering.

We will, together with the Selling Shareholder, bear the commissions to be paid to the underwriters, and have the obligation to pay certain other expenses related to the offering, including those of the secondary offering. The disbursement of these amounts by us will impact the net amounts to be received under the primary offering and, consequently, the amounts credited to our shareholders' equity and may adversely impact our results in the reporting period following the completion of the offering.

Total return swap and hedge operations may influence the demand and price of the Common Shares in the offering.

The underwriters and their affiliates may enter into hedging transactions in transactions with third parties (provided that such third parties are not related persons) involving our shares (including total return swap transactions) and other similar transactions. Such transactions may constitute a significant portion of the offering and may influence the demand and, consequently, the price of the shares of the offering.

Our shareholders may not receive dividends or interest on capital.

Under our bylaws, we are required to pay annually to our shareholders a mandatory dividend, in the form of dividends or interest on equity, corresponding to 25% of the net income for each fiscal year, adjusted in accordance with article 202 of the Brazilian Corporation Law. The holders of Class A Preferred Shares have the right to a minimum priority dividend corresponding to 10% per year, calculated based on the equity for this type and class of shares, paid up to the year ended December 31, while holders of Class B Preferred Shares have priority in receiving the mandatory dividend, so that mandatory dividends will only be declared to holders of Common Shares to the extent that there are sufficient funds to declare the priority dividends for preferred shares, and noting that the dividend per share for these shares must be 10% of the dividend per share for each class of preferred share.

In addition, our net income may be capitalized, used to absorb losses, allocated to revenue reserves in excess of the mandatory minimum dividend, or retained as unrealized, in accordance with the Brazilian Corporation Law, rather than distributed to our shareholders as dividends or interest on shareholders’ equity. Even in the event of a positive net result, if our Board of Directors informs the shareholders’ meeting that the payment of dividends is incompatible with our economic situation, there may be no payment of dividends or interest on shareholders’ equity.

In addition, the income tax exemption on dividend distributions and the current taxation currently levied on payments of interest on shareholders’ equity under current legislation may be revised and both the dividends received and distributed by us may be taxed and/or, in the case of interest on shareholders’ equity, be taxed more heavily in the future, impacting the net amount to be received by shareholders as profit distribution.

A U.S. holder of our Common Shares may be unable to exercise preemptive rights and tag-along rights relating to our Common Shares.

U.S. holders of our Common Shares may not be able to exercise the preemptive rights and tag-along rights relating to our Common Shares unless a registration statement under the Securities Act is effective with respect to those rights or an exemption from the registration requirements of the Securities Act is available. We have not and are not obligated to file such a registration statement registering such rights, and we cannot assure you that we will file any such registration statement. Unless we file a registration statement or an exemption from registration is available, a U.S. holder may receive only the net proceeds from the sale of his or her preemptive rights and tag-along rights or, if these rights cannot be sold, they will lapse and the holder will receive no value for them.

The protections afforded to minority shareholders in Brazil are different from those in the United States and may be more difficult to enforce.

Under Brazilian law, the protections afforded to minority shareholders are different from those in the United States. In particular, the legal framework and case law pertaining to disputes between shareholders and us, our directors and officers or our shareholders is less developed in Brazil than it is in the United States and there are different procedural requirements for bringing shareholder lawsuits, such as shareholder derivative suits, which differ from those you may be familiar with under U.S. or other laws. There is also a substantially less-active plaintiffs’ bar for the enforcement of shareholders’ rights in Brazil than there is in the United States. As a result, in practice it may be more difficult for our minority shareholders to enforce their rights against us or our directors or officers or shareholders than it would for shareholders of a U.S. company.

S-29

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our shares of Common Shares in the global offering (excluding the shares from the secondary offering, for which we will not receive any proceeds, and the over-allotment option) will be R$1,867.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the entirety of the proceeds received from the global offering (excluding the shares from the secondary offering, for which we will not receive any proceeds, and the over-allotment option) to pay for the concession premiums (bônus de outorga) due in connection with the renewal of our concessions of the Governador Bento Munhoz da Rocha Netto (Foz do Areia), Governador Ney Braga (Segredo) and Governador José Richa (Salto Caxias) hydroelectric powerplants. The aggregate value of the concession premiums (bônus de outorga) for these hydroelectric powerplants is R$3.7 billion. The concession contracts relating to these hydroelectric powerplants is publicly available in Portuguese and will be made available upon request to the Company.

We will not receive any proceeds from the sale of any Common Shares by the Selling Shareholder. Therefore, the proceeds from the secondary offering will be fully allocated to the Selling Shareholder.

For additional information about the impact of the amount of proceeds raised in the primary offering on our capital position, see “Capitalization” on page S-31 of this prospectus supplement.

S-30

CAPITALIZATION

The following table sets forth our consolidated debt, equity and capitalization as of March 31, 2023 on an actual basis and as adjusted to give effect to (1) the issuance of R$1.6 billion debentures by Copel Distribuição on June 15, 2023 and the issuance of R$295.0 million debentures by Compagas on July 7, 2023; (2) the issuance of our new common shares excluding the over-allotment option and (3) the issuance of new Common Shares including the over-allotment option. The information below, which is derived from our unaudited consolidated interim financial statements as of March 31, 2023, which have been prepared in accordance with IFRS as issued by the IASB.

	As of March 31, 2023		As adjusted to reflect R$1.6 billion and R$295.0 million debenture offerings (3)		As further adjusted for this offering without the over-allotment option(4)		As further adjusted for this offering and the over-allotment option (5)
	(US$ million)(1)	(R$ million)	(US$ million)(1)	(R$ million)	(US$ million)(1)	(R$ million)	(US$ million)(1)	(R$ million)

Loans, financing (current)	66.2	336.3	66.2	336.3	66.2	336.3	66.2	336.3
Loans, financing (non-current)	1,006.6	5,113.8	1,006.6	5,113.8	1,006.6	5,113.8	1,006.6	5,113.8
Debentures (current)	289.0	1,468.4	289.0	1,468.4	289.0	1,468.4	289.0	1,468.4
Debentures (non-current)	1,536.9	7,808.2	1,909.9	9,703.2	1,909.9	9,703.2	1,909.9	9,703.2
Equity attributable to controlling shareholder	4,220.9	21,443.8	4,220.9	21,443.8	4,588.4	23,311.0	4,618.4	23,463.5
Total capitalization(2)	7,119.6	36,170.5	7,492.6	38,065.5	7,860.1	39,932.7	7,890.2	40,085.2

(1)	Converted solely for the convenience of the reader at the selling rate reported by the Central Bank as of March 31, 2023 for reais into U.S. dollars of R$ 5.0804 per US$1.00.
(2)	Corresponds to the sum of loans and financings (current and non-current), debentures (current and non-current) and equity attributable to controlling shareholder. This definition may differ from that used by other companies.
(3)	As adjusted to reflect the issuance of R$1.6 billion debentures by Copel Distribuição on June 15, 2023 and the issuance of R$295.0 million debentures by Compagas on July 7, 2023.
(4)	As further adjusted to reflect the expected net receipt of the Global Offering, in the amount of R$1,867.1 million reais (not considering the exercise of the over-allotment option), with the issuance of the new Common Shares, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by the Company within the scope of the Global Offering.
(5)	As further adjusted to reflect the expected net receipt of the Global Offering, in the amount of R$2,019.7 million reais (considering the exercise of the over-allotment option), with the issuance of the new Common Shares, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by the Company within the scope of the Global Offering.

Except for the issuance of R$1.6 billion debentures by Copel Distribuição on June 15, 2023 and the issuance of R$295.0 million debentures by Compagas on July 7, 2023, there has been no material change to our capitalization since March 31, 2023. The secondary offering will not affect our total capitalization as of March 31, 2023.

S-31

DILUTION

Investors who participate in the global offering will have their investment immediately diluted, by the amount of the difference between the price per Common Share they pay and the consolidated net book value per Common Share immediately after the global offering.

As of March 31, 2023, our equity attributable to controlling shareholders was R$21,443.8 million and our share capital was divided into 313,951,200 shares and as such, the net book value per Common Share, as of the same date, corresponded to R$7.84. This net book value per Common Share represents the amount of our total consolidated assets less total consolidated liabilities, divided by the total number of shares as of March 31, 2023.

After giving effect to the sale by us of 549,171,000 Common Shares in the global offering, and assuming no exercise of the over-allotment option in the Brazilian offering, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net book value per common share would have been R$7.86. This represents an immediate decrease in book value of R$0.02 per Common Share to existing shareholders and an immediate increase in net book value of R$0.39 per Common Share to new investors purchasing Common Shares in this offering. Dilution for this purpose represents the difference between the price per Common Share paid by these purchasers and the book value per Common Share immediately after the completion of the offering.

The table below shows the dilution per share, based on our net book value on March 31, 2023, as adjusted for the sale of our Common Shares in our global offering:

Per Common Share
(R$ million)

Price per Common Share	8.25
Historical net book value per Common Share as of March 31, 2023	7.84
Net book value per Common Share as of March 31, 2023, as adjusted to reflect the global offering (1)	7.86
Increase (decrease) in net book value to existing shareholders	0.02
Dilution per Common Share to new investors in this offering	0.39
Percentage dilution to new investors	4.75%

(1)	Assuming the expected net proceeds of the Global Offering, in the amount of R$1,867.1 million reais (not considering the exercise of the over-allotment option), with the issuance of the new Common Shares in the Global Offering, after deducting commissions, taxes and expenses that the Company anticipates having to pay within the scope of the Global Offering.

The price per Common Share to be paid by investors in the global offering has been determined based on the results of a book-building process, and not on our asset value per Common Share.

Any sale of our Common Shares by the selling shareholder in the secondary offering will change neither the number of our outstanding shares nor the value of our net assets, as the proceeds from the sale of those shares will be paid to the selling shareholder.

S-32

PRINCIPAL SHAREHOLDERS

The following tables set forth information relating to the principal holders of our issued and outstanding share capital as of the date of this prospectus supplement and as adjusted for the potential effects of the global offering, in each case considering the sale of all Common Shares offered hereby and with or without considering the exercise of the over-allotment option.

	Before the Global Offering
Shareholders	Common Shares	%	Class A Preferred Shares	%	Class B Preferred Shares	%	Total	%
State of Paraná	734,298,319	69.7%	0	0%	116,081,402	6.9%	850,379,721	31.1%
BNDESPAR	131,161,562	12.4%	0	0%	524,646,248	31.2%	655,807,810	24.0%
Victor Adler	4,110,800	0.4%	415,000	13.3%	5,332,800	0.3%	9,858,600	0.4%
Others	184,519,779	17.5%	2,713,000	86.7%	1,033,274,840	61.5%	1,220,507,619	44.6%
Total	1,054,090,460	100%	3,128,000	100%	1,679,335,290	100%	2,736,553,750	100%
Free float	319,775,041	30.3%	3,128,000	100%	1,563,152,188	93.1%	1,886,055,229	68.9%

	As adjusted for the Global Offering, not considering the exercise of the over-allotment option
Shareholders	Common Shares	%	Class A Preferred Shares	%	Class B Preferred Shares	%	Total	%
State of Paraná	415,013,319(1)	32.3%	0	0.0%	116,081,402	6.9%	531,094,721	17.9%
BNDESPAR	131,161,562	10.2%	0	0.0%	524,646,248	31.2%	655,807,810	22.1%
Victor Adler	4,110,800	0.3%	415,000	13.3%	5,332,800	0.3%	9,858,600	0.3%
Others	733,690,779	57.1%	2,713,000	86.7%	1,033,274,840	61.5%	1,769,678,619	59.7%
Total	1,283,976,460	100%	3,128,000	100%	1,679,335,290	100%	2,966,439,750	100%
Free float	868,946,041	67.7%	3,128,000	100%	1,563,152,188	93.1%	2,435,226,229	82.1%

_________________________

(1) Including Golden Share. For additional information about the rights of the Golden Share, see our Disclosure 6-K “Recent Developments-Amendments to our Bylaws.”

	As adjusted for the offering, considering the exercise of the over-allotment option
Shareholders	Common Shares	%	Class A Preferred Shares	%	Class B Preferred Shares	%	Total	%
State of Paraná	351,156,319(1)	27.0%	0	0.0%	116,081,402	6.9%	467,237,721	15.7%
BNDESPAR	131,161,562	10.1%	0	0.0%	524,646,248	31.2%	655,807,810	22.0%
Victor Adler	4,110,800	0.3%	415,000	13.3%	5,332,800	0.3%	9,858,600	0.3%
Others	816,066,429	62.7%	2,713,000	86.7%	1,033,274,840	61.5%	1,852,054,269	62.0%
Total	1,302,495,110	100%	3,128,000	100%	1,679,335,290	100%	2,984,958,400	100%
Free float	951,321,691	73.0%	3,128,000	100%	1,563,152,188	93.1%	2,517,601,879	84.3%

_________________________

(1) Including Golden Share. For additional information about the rights of the Golden Share, see our Disclosure 6-K “Recent Developments-Amendments to our Bylaws.”

We consider to be part of our free float all of our issued shares, except for shares held by our directors and executive officers, or the State of Paraná, considering that, as of the date of this prospectus supplement, we do not have treasury shares.

S-33

TRADING MARKETS

Our equity securities are listed or quoted on the following markets:

São Paulo Stock Exchange (B3)	Common Shares (CPLE3), Class A preferred share (CPLE5), Class B preferred Shares (CPLE6), units comprised of Common Shares and Class B preferred shares (CPLE11)

New York Stock Exchange (NYSE)	American depositary shares each representing one unit (ELP)

Mercado de Valores Latinoamericanos en Euros (Latibex)	Common Shares (XCOPO), Class B preferred shares (XCOP) and Units (XCOPU)

Our Common Shares and Class A preferred shares have been traded on B3 since 1994. Our Class B preferred shares have been listed on B3 since 1996. Our units (comprised of Common Shares and Class B preferred shares) have been traded on B3 since 2021. The American depositary shares, each representing one unit, have been traded on the New York Stock Exchange since 2021. The Bank of New York Mellon serves as depositary for the American depositary shares representing units.

Our Class B preferred shares, Common Shares, and units have been traded on the Latibex since 2002, 2021 and 2021, respectively. The Latibex is an electronic market created in 1999 by the Madrid Stock Exchange in order to enable trading of Latin American equity securities in Euro.

S-34

INVESTMENT IN OUR COMMON SHARES BY NON-RESIDENTS OF BRAZIL

Investors residing outside Brazil, including institutional investors, are authorized to purchase equity instruments, including our Common Shares, on the B3 if they comply with the registration requirements set forth in CMN Resolution No. 4,373, dated September 29, 2014 (as amended), and CVM Resolution No. 13. Investing pursuant to CMN Resolution No. 4,373 may afford favorable tax treatment to foreign investors who are not residents in a Low or Nil Tax Jurisdiction, as defined by Brazilian tax laws.

With certain limited exceptions, under CMN Resolution No. 4,373, investors who are non-residents in Brazil are permitted to carry out any type of transaction in the Brazilian financial and capital markets, provided that certain requirements are met. CMN Resolution No. 4,373 covers investors who are individuals, companies, mutual funds and other collective investment entities domiciled or headquartered outside of Brazil. Under CMN Resolution No. 4,373 and Brazilian Federal Revenue Office Regulatory Instruction No. 1,548/2015, or RI No. 1,548, an investor under this category must:

•	appoint at least one representative in Brazil, with powers to perform actions relating to its investment. The representative should be a financial institution, or an institution authorized by the Central Bank, and is not necessarily the same as that representative required by tax law;
•	except for non-resident individuals who are natural persons, appoint an authorized custodian in Brazil for its investment, which must be an institution duly authorized by the CVM;
•	obtain a taxpayer identification (CNPJ or CPF) number from the Brazilian tax authorities; and
•	through its representative, register as a foreign investor with the CVM and its investment with the Central Bank.

The appointment of the representative must explicitly include the following responsibilities and obligations: (a) maintain updated records as per Articles 3 and 4 of the CMN Resolution No. 4,373; (b) provide requested information to the Central Bank and CVM, (c) keep individual control of transactions and comply with contractual obligations; (d) immediately notify authorities of contract termination or any irregularities; (e) receive, on behalf of the non-resident investor, any notifications related to legal or administrative procedures based on financial and capital market laws, related to the representation contract.

A non-resident investor, who is a natural person, is exempt from the registration with the CVM, in which case the representative should submit the required information electronically to the CVM or a regulated market entity with an agreement with the CVM before beginning operations in Brazil.

In addition, an investor operating under the provisions of CMN Resolution No. 4,373 must be registered with the Brazilian Federal Revenue Office tax authorities pursuant to its RI No. 1,548, and Regulatory Instruction No. 1,863/2018. This registration process is undertaken by the investor’s legal representative in Brazil.

Securities and other financial assets held by foreign investors pursuant to CMN Resolution No. 4,373 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central Bank or the CVM. In addition, securities trading by foreign investors are generally restricted to transactions involving securities listed on the Brazilian stock exchanges or traded in organized over-the-counter markets licensed by the CVM. Transfer of position between non-resident foreign investors is allowed, provided it results from: (a) merger, split, acquisition, share incorporation, or succession by death; and (b) other corporate operations that don't change the ultimate asset holders or the total financial assets and securities owned, directly or indirectly, by each investor involved in the operation.

See “Taxation—Brazilian Tax Law Considerations” for a description of the tax consequences to an investor residing outside Brazil of investing in our Common Shares.

S-35

THE GLOBAL OFFERING

We and the Selling Shareholder are offering an aggregate of 549,171,000 of our Common Shares (excluding the over-allotment option) in a global offering that includes an international offering outside Brazil and an offering in Brazil.

Our Common Shares sold in the global offering will be settled and delivered in Brazil and paid for in reais at the real offering price per Common Share set forth on the cover page of this prospectus supplement. Any investor outside Brazil purchasing our Common Shares must be authorized to invest in Brazilian securities pursuant to the applicable rules and regulations of CMN, the CVM, and the Central Bank of Brazil.

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are registering and will pay a registration fee for all Common Shares initially offered and sold in the United States, as well as for Common Shares initially offered and sold outside the United States in the global offering that may be resold from time to time into the United States.

We and the Selling Shareholder are not offering Common Shares in the form of American Depositary Shares. Although American Depositary Shares representing our units (Unit ADSs), which represent four of our class B preferred shares and one of our Common Shares, are listed on The New York Stock Exchange, our Common Shares offered hereby are not fungible with, or directly convertible into, such Unit ADSs. A holder of Common Share may not convert its Common Share into our Unit ADSs, unless such holder first combines such Common Share with four of our class B preferred shares, converts these securities into a unit, and then converts such unit into a Unit ADS. See “Risk Factors— We are not offering American Depositary Shares representing Common Shares, and our Common Shares are not fungible with, or directly convertible into, our Unit ADSs.”

The public offering prices in the offering are set forth on the cover page of this prospectus supplement in reais.

S-36

SELLING SHAREHOLDER

This prospectus supplement also relates to the offer and sale by the Selling Shareholder of our Common Shares. When we refer to the “Selling Shareholder” in this prospectus supplement, we mean the entity listed in the table below.

The following table sets forth, as of the date of this prospectus supplement, the name of the Selling Shareholder and the aggregate amount of our Common Shares that the Selling Shareholder is offering in the global offering. The percentage of our share capital owned by the Selling Shareholder prior to the global offering is based on 1,054,090,460 Common Shares outstanding as of as of the date of this prospectus supplement. For more information on the effect of this offering on the number of shares held by the Selling Shareholder, see “Principal Shareholders.”

	Before the Global Offering		After the Global Offering
Name and Address of Beneficial Owner	Number of Common Shares held by the State of Paraná	Percentage of Outstanding Common Shares	Number of Common Shares Sold (1)	Number of Common Shares held by the State of Paraná(1) (2)	Percentage of Outstanding Common Shares(1)
State of Paraná	734,298,319	69.7%	319,285,000	415,013,319	32.3%

_________________________

(1)       Not considering the exercise of the over-allotment option.

(2)       Including Golden Share - for additional information about the rights of the Golden Share, see our Disclosure 6-K "Recent Developments-Amendments to our Bylaws."

The State of Paraná is a State of the Federative Republic of Brazil and its government office is located at Praça Nossa Senhora de Salette, s/n – Centro Cívico, Curitiba, Brazil – CEP: 80530-909.

S-37

UNDERWRITING

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are registering and will pay a registration fee for all Common Shares initially offered and sold in the United States, as well as for Common Shares initially offered and sold outside the United States in the global offering that may be resold from time to time into the United States. Common Shares will be paid for in reais at the public offering price per Common Shares set forth on the cover page of this prospectus supplement.

In connection with the global offering, we are entering into: (1) the Brazilian underwriting agreement (Contrato de Coordenação, Garantia Firme de Liquidação e Distribuição de Acoes Ordinarias da Companhia Paranaense de Energia – COPEL or the “Brazilian Underwriting Agreement”), dated as of August 8, 2023, by and among us, the selling shareholder, Banco BTG Pactual S.A., Banco Itaú BBA S.A., Bradesco BBI S.A., Banco Morgan Stanley S.A. and UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A., as Brazilian underwriters; and (2) the international placement facilitation agreement dated August 8, 2023 (the “Placement Facilitation Agreement”), by and among us, the selling shareholder, and BTG Pactual US Capital, LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Morgan Stanley & Co. LLC, and UBS Securities LLC, as international placement agents.

BTG Pactual US Capital, LLC, Itau BBA USA Securities, Inc., Banco Bradesco BBI S.A., Morgan Stanley & Co. LLC and UBS Securities LLC are acting as global coordinators and joint bookrunners for the international offering. BTG Pactual US Capital, LLC, Itau BBA USA Securities, Inc., Banco Bradesco BBI S.A., Morgan Stanley & Co. LLC and UBS Securities LLC will act as joint bookrunners in the international offering.

In addition, under the terms and subject to the conditions contained in the Placement Facilitation Agreement, the international placement agents are acting as placement agents for the Brazilian Underwriters, and will facilitate the placement of our Common Shares to investors located outside Brazil that will invest in our Common Shares through the investment mechanisms regulated by the CMN, CVM and the Central Bank of Brazil. See “—Brazilian Requirements for the Purchase of Our Common Shares.” The Placement Facilitation Agreement does not give rise to any commitment by the international placement agents to purchase any of the Common Shares. The international placement agents are not purchasing the Common Shares offered here by and are acting strictly as placement agents for the benefit of the Brazilian Underwriters. Accordingly, the Brazilian Underwriters will place our Common Shares with investors located in Brazil, and, through the international placement agents, with investors located in the United States and other countries, who are authorized to invest in Brazilian securities under the requirements established by the CMN, the CVM and the Central Bank of Brazil, as described below. Our Common Shares purchased by investors outside Brazil will be settled and delivered in Brazil and paid for in reais, and the offering of such Common Shares is being underwritten by the Brazilian underwriters named above, in accordance with the Brazilian Underwriting Agreement. None of the Brazilian underwriters is registered as a broker- dealer under the Exchange Act and will not engage in any offers, sales or placement of securities within the United States or to U.S. persons.

The Brazilian Underwriting Agreement and the Placement Facilitation Agreement provide that the obligation of the Brazilian underwriters and the international placement agents to place the Common Shares is subject to, among other conditions, the absence of any material adverse change in our business, the delivery of certain legal opinions by our, the Selling Shareholder’s and their legal counsel in Brazil and in the United States and certain procedures by our independent auditors. The Brazilian Underwriting Agreement provides that, if any of the placed Common Shares are not settled by their relevant investors, except for the Common Shares subject to the over-allotment option (greenshoe option), the Brazilian underwriters are obligated, severally and not jointly, to purchase them on a firm commitment basis on the settlement date in proportion to their respective commitment as per the table above, subject to certain conditions and exceptions as described in the Brazilian Underwriting Agreement. The offering of the Common Shares by the Brazilian underwriters and international placement agents is subject to receipt and acceptance and subject to the Brazilian underwriters’ or international placement agents’ right to reject any order in whole or in part.

We and the Selling Shareholder have the right to sell, solely for the purpose of covering over-allotments (greenshoe), if any, pursuant to the Brazilian Underwriting Agreement, subject of the agreement of Banco Itaú BBA S.A. upon notice to the other Brazilian underwriters, up to an additional 82,375,650 Common Shares, 18,518,650 of which will be sold by us and 63,857,000 of which will be sold by the Selling Shareholder, at any time for a period of 30 days from the date of the Announcement of the Initiation of the Public Offering (Anúncio de Início da Oferta Pública) at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15% of the Common Shares initially offered in the global offering

The Placement Facilitation Agreement provides that we and the Selling Shareholder will indemnify Brazilian underwriters and the international placement agents, each of their respective affiliates, directors, officers, employees, and each person (if any) who controls such international placement agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the international placement agents may be required to make in that respect.

Allocation of Common Shares pursuant to the international offering and the Brazilian offering were effected in accordance with a “book-building” process and based on a number of factors, including the level and timing of demand, among other factors.

S-38

The international placement agents and Brazilian underwriters and/or their affiliates may enter into derivative transactions with clients, at their request, in connection with our Common Shares. The international placement agents and Brazilian underwriters and/or their affiliates may also purchase some of our Common Shares to hedge their risk exposure in connection with such transactions. These transactions may have an effect on demand, price or other terms of the offering.

Priority Offering in Brazil

The Brazilian offering was subject to a priority offering in Brazil, pursuant to which our existing shareholders who held our Common Shares, Class A preferred shares or Class B preferred shares (including in the form of units) at B3 as of July 25, 2023 (as verified through the records of the B3 Central Depository and Banco Bradesco S.A., the custody agent of our shares, in each case after closing of the market) had the right to reserve for purchase an aggregate number of shares equivalent to up to (i) the ratio of such shareholder’s proportional interest in the total number of shares of our total capital stock outstanding as of August 4, 2023 (excluding treasury shares) multiplied by (ii) the total number of shares subject to the priority offering. Thus, (i) without taking into consideration the over-allotment option, each Common Shares, Class A preferred share or Class B preferred share issued by us and held by the custody agent on August 4, 2023, conferred the right to subscribe for an interest equivalent to 0.084006 per share or (ii) taking into consideration the over-allotment option, each Common Share issued by us and held by the custody agent on August 4, 2023 conferred the right to subscribe for an interest equivalent to 0.090773 per share. If such proportional subscription limit resulted in a fractional share interest, the limit was equal the corresponding largest integer number of shares, subject to the maximum investment amount indicated in the respective priority offering reservation request.

Holders of Unit ADSs and the shareholders that hold our shares outside of B3 were not permitted to participate in the priority offering.

The subscription rights in the priority offering have not been and will not be registered under the Securities Act or under any U.S. state securities laws. Accordingly, the priority offering was made only as part of the Brazilian offering in reliance upon certain exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, and the priority offering was not available to investors in the United States or to any U.S. person (as defined in Rule 902 of Regulation S under the Securities Act, as such regulation may be amended from time to time (“Regulation S”)), and was not available or included as part of the international offering. For the avoidance of doubt, all references to (i) the issuance, offer, placement or sale of the Common Shares in the context of the international offering shall not include the priority offering, and (ii) the Common Shares in the context of the international offering shall not include the Common Shares issued, offered or sold by the Company in connection with the priority offering (which shall only be made available as part of the Brazilian offering). In addition, priority subscription was not available to a shareholder if the subscription would have violated local laws of the shareholder’s jurisdiction.

This prospectus supplement is not being provided in connection with the priority offering and this prospectus supplement does not constitute an offer to subscribe for any securities in the priority offering. The exercise of rights in the priority offering occurred, and the settlement of the priority offering will occur, only in Brazil.

Discounts, Fees, Commissions and Expenses

The international placement agents and the Brazilian underwriters propose to offer the Common Shares initially at the public offering price on the cover page of this prospectus supplement. After the offering, the offering price and other selling terms may be changed.

The underwriting discounts, fees and commissions per Common Share sold and placed by the Brazilian underwriters (including Common Shares placed by the international placement agents on behalf of the Brazilian underwriters) are 0.20% of the public offering price per Common Share on the cover page of this prospectus supplement. The following table summarizes the underwriting discounts, fees and commissions the Selling Shareholder and we will pay to the Brazilian underwriters in connection with the global offering (including in the Brazilian offering with respect to Common Shares placed by the Brazilian underwriters and in the international offering with respect to the Common Shares placed by the international placement agents, on behalf of the Brazilian underwriters), assuming all Common Shares offered are sold and assuming both no exercise and full exercise of the Brazilian underwriters’ over-allotment option:

	No Exercise	Full Exercise
Underwriting discounts, fees and commissions	R$ 9,061,321.50	R$ 10,420,519.73

We and the Selling Shareholder will pay for any discounts, fees, commissions, costs or expenses in connection with the global offering in proportion to the number of Common Shares sold by each of us.

S-39

We, the Selling Shareholder, the international placement agents and the Brazilian underwriters agreed that the international placement agents and the Brazilian underwriters will pay for the expenses incurred in connection with the global offering (excluding underwriting discounts, SEC and CVM registration fees, accountant fees and expenses, printing fees, and certain fees and expenses incurred directly by the issuer or the selling shareholder). The main categories of expenses incurred in connection with the global offering are summarized in the following table:

	Amount (1)
	(U.S.$)	(R$)
SEC registration fee	116,922.02	575,384.96
Accountant fees and expenses	1,107,475.97	5,450,000.00
Brazilian offering fees and expenses, including CVM fee	734,199.40	3,613,068.67
Printing and engraving expenses	41,555.75	204,500.00
Legal fees and expenses	4,145,229.41	20,399,088.42
Miscellaneous costs and “road show” expenses	3,550.00	17,469.91
Total	6,148,932.55	30,259,512.00

(1)	Amounts in reais have been translated into U.S. dollars at the selling rate reported by the Central Bank of Brazil as of August 8, 2023, or R$4.9211 to U.S.$1.00.

All amounts in the above table, except for the SEC registration fee are estimated and accordingly are subject to change.

Brazilian Requirements for the Purchase of Our Common Shares

Foreign investors must register their investment in our Common Shares under CMN Resolution No. 4,373, and CVM Resolution No. 13.

Under CMN Resolution No. 4,373, foreign investors may invest in almost all financial assets and engage in almost all transactions available in the Brazilian financial and capital markets, provided that certain requirements are met. In accordance with CMN Resolution No. 4,373, the definition of foreign investor includes individuals, companies, mutual funds and other collective investment entities domiciled or headquartered abroad. Under CMN Resolution No. 4,373, a foreign investor must: (1) appoint at least one representative in Brazil, with powers to perform actions relating to its investment - the representative should be a financial institution, or an institution authorized by the Central Bank, and is not necessarily the same as that representative required by tax law; (2) except for non-resident individuals who are natural persons, appoint an authorized custodian in Brazil for its investment, which must be an institution duly authorized by the CVM; (3) through its representative, register as a foreign investor with the CVM (except for non-resident individuals who are natural persons) and its investment with the Central Bank; and (4) obtain a taxpayer identification number (CNPJ or CPF) from the Brazilian tax authorities.

In addition, an investor operating under the provisions of CMN Resolution No. 4,373 must be registered with the Brazilian Federal Revenue Office pursuant to its Regulatory Instruction No. 1,548/2015 and Regulatory Instruction No. 1,863/2018, as amended. This registration process is undertaken by the investor’s legal representative in Brazil.

Securities and other financial assets held by foreign investors pursuant to CMN Resolution No. 4,373 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central Bank or the CVM. In addition, securities trading by foreign investors is generally restricted to transactions involving securities listed on the Brazilian stock exchanges or traded in organized over-the-counter markets licensed by the CVM. Transfer of position between non-resident foreign investors is allowed, provided it results from: (a) merger, split, acquisition, share incorporation, or succession by death; and (b) other corporate operations that don't change the ultimate asset holders or the total financial assets and securities owned, directly or indirectly, by each investor involved in the operation.

Other than with respect to the registration of this offering with the SEC and the CVM, no action has been or will be taken in any country or jurisdiction by us, the Brazilian underwriters or the international placement agents that would permit a public offering of the Common Shares, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Persons who gain access to this prospectus are required by us, the Brazilian underwriters, and the international placement agents to comply with all applicable laws and regulations in each country or jurisdiction in or from which they purchase, offer, sell, or deliver Common Shares or have in their possession or distribute such offering material, in all cases at their own expense.

See “Taxation—Brazilian Tax Law Considerations” for a description of the tax consequences to an investor residing outside Brazil of investing in our Common Shares.

Lock-up Agreements

US and Brazilian Offering Lock-up Agreements

We, the Selling Shareholder and our directors and officers who currently own our shares have agreed that for 180 days after the date of this prospectus supplement, they will not, without first obtaining the written consent of BTG Pactual US Capital, LLC:

S-40

•	offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to, any of the Company’s Common Shares, preferred shares, units or any American depositary shares representing any of the foregoing securities (collectively, the “Securities”) or any options or warrants to purchase the Securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing Securities;
•	enter into any swap, hedge or other arrangement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of any Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise;
•	publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement;
•	make any demand for or exercise any right with respect to, the registration of any such securities or any security convertible into or exercisable or exchangeable for such securities;
•	engage in any hedging or other transactions or arrangements designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities, in cash or otherwise; or
•	make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

Selling Restrictions

Other than with respect to the public offering of our Common Shares registered with the CVM in Brazil and the public offering of the Common Shares registered with the SEC in the United States, no action has been or will be taken in any country or jurisdiction by us, the Selling Shareholder, the international placement agents, or Brazilian underwriters that would permit a public offering of our Common Shares, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Accordingly, our Common Shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our Common Shares may be distributed, published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to purchase in any jurisdiction where such offer or solicitation would be unlawful. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of our Common Shares, the distribution of this prospectus supplement and resale of our Common Shares.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Common Shares have been offered or will be offered pursuant to the global offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the Common Shares may be offered to the public in that Relevant State at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of each international placement agent for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Common Shares shall require the Company or any international placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Common Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the international placement agents and the Company that it is a qualified investor within the meaning of Article 2€ of the Prospectus Regulation.

S-41

For the purposes of this provision, the expression an “offer to the public” in relation to the Common Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares , and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Member State who receives any communication in respect of, or who acquires any of our Common Shares under, the offers to the public contemplated in this prospectus supplement, or to whom our Common Shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each international placement agent, us and the Selling Shareholder that it and any person on whose behalf it acquires our Common Shares is: (i) a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and (ii) in the case of any of our Common Shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, (x) our Common Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the international placement agents has been given to the offer or resale; or (y) where our Common Shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those Common Shares falls within one of the exemptions listed in points (b) to (d) of Article 1(4) of the Prospectus Regulation.

In this section, the expression an “offer” in relation to any of our Common Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for our Common Shares , and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

United Kingdom

No Common Shares have been offered or will be offered pursuant to the global offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Common Shares which has been approved by the Financial Conduct Authority, except that the Common Shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of any international placement agent for any such offer; or
•	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the Common Shares shall require the Issuer or any international placement agent to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Common Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 and each person who initially acquires any Common Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the international placement agents and the Company that it is a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any of our Common Shares under, the offers to the public contemplated in this prospectus supplement, or to whom our Common Shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each international placement agent, Copel and the Selling Shareholder that it and any person on whose behalf it acquires our Common Shares is: (i) a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation; and (ii) in the case of any of our Common Shares by it as a financial intermediary, as that term is used in Article 5(1) of the UK Prospectus Regulation, (i) our Common Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the international placement agents has been given to the offer or resale; or (ii) where our Common Shares have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those Common Shares fall within one of the exemptions listed in points (b) and (d) to Article 1(4) of the UK Prospectus Regulation.

S-42

In this section, the expression an “offer” of Common Shares to the public in relation to any Common Shares means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Common Shares.

This prospectus supplement is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) are persons falling within Article 49(2)(a) to (d)(‘‘high net worth companies, unincorporated associations etc.’’) of the Financial Promotion Order, (iii) persons who are outside the United Kingdom; and (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The Common Shares will only be available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Common Shares will be engaged I only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

Each international placement agent has represented, warranted and agreed, and each further international placement agent appointed under this offering will be required to represent, warrant and agree that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Common Shares in circumstances in which Section 21(1) of the FSMA does not apply to Copel or the Selling Shareholder; and
•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Common Shares in, from or otherwise involving the United Kingdom.

France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of our Common Shares that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; none of our Common Shares have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus supplement or any other offering material relating to our Common Shares have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to: (a) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), and/or (b) qualified investors (investisseurs qualifiés) acting for their own account, and/or (c) a limited circle of investors (cercle restreint) acting for their own account, as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 and D. 411-4 of the French Code monétaire et financier.

Germany

Neither our Common Shares will be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Gesetz über die Erstellung, Billigung und Veröffentlichung des Prospekts, der beim öffentlicken Angebot von Wertpapieren oder bei der Zulassung von Wertpapieren zum Handel an einem organisierten Markt zu veröffenlichen ist—Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005 as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No selling prospectus (Verkaufsprospekt) within the meaning of the German Securities Prospectus Act has been or will be registered within the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht-BaFin) of the Federal Republic of Germany or otherwise published in Germany.

Italy

This prospectus supplement has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB. Our Common Shares offered by this prospectus supplement may neither be offered or sold, nor may this prospectus supplement or any other offering materials be distributed in the Republic of Italy unless such offer, sale or distribution is:

•	pursuant to the Legislative Decree of February 24, 1998, No. 58, as amended (the “Consolidated Financial Act”), made only to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (the “Issuers’ Regulation”) and by Article 35, paragraph 1, letter d) of CONSOB regulation No. 20307 of 15 February, 2018 (“CONSOB Regulation No. 20307”); or
S-43

•	in other circumstances which are exempt from the rules on public offers pursuant to Article 100 of the Consolidated Financial Act and its implementing CONSOB regulations, including Issuers’ Regulation.

Any such offer, sale or delivery of our Common Shares or distribution of copies of this prospectus supplement or any other document relating to the offering of our Common Shares in the Republic of Italy must be in compliance with the selling restrictions under (a) and (b) above and must be: (i) made by soggetti abilitati (including investment firms, banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Consolidated Financial Act), to the extent duly authorized to engage in the placement and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Consolidated Financial Act, the CONSOB Regulation No. 20307, as amended, Legislative Decree No. 385 of September 1, 1993, as amended, and any other applicable laws and regulations; and (ii) in compliance with any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing our Common Shares is solely responsible for ensuring that any offer or resale of our Common Shares it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 100 bis of the Consolidated Financial Act, the subsequent resale on the secondary market in the Republic of Italy of our Common Shares (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Consolidated Financial Act and Issuers’ Regulation unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such Common Shares being declared null and void and the intermediary transferring our Common Shares may be liable for any damage suffered by the investors.

The Netherlands

Our Common Shares may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the offering may be distributed in or from the Netherlands, other than to individuals or legal entities in The Netherlands other than to qualified investors as defined in The Netherlands Financial Supervision Act (Wet op het financieel toezicht).

Norway

This offer of our Common Shares and the related materials do not constitute a prospectus under Norwegian law and have not been filed with or approved by the Norwegian Financial Supervisory Authority, the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises, as the offer of our Common Shares and the related materials have not been prepared in the context of a public offering of securities in Norway within the meaning of the Norwegian Securities Trading Act or any Regulations issued pursuant thereto. The offer of our Common Shares will only be directed to qualified investors as defined in the Norwegian Securities Regulation section 7-1 or in accordance with other relevant exceptions from the prospectus requirements. Accordingly, the offer of our Common Shares and the related materials may not be made available to the public in Norway nor may the offer of our Common Shares otherwise be marketed and offered to the public in Norway.

Spain

Neither our Common Shares nor this prospectus supplement have been approved or registered with the Spanish National Securities Exchange Commission (Comision Nacional del Mercado de Valores). Accordingly, neither our Common Shares may be publicly offered, sold or delivered, nor any public offer in respect of our Common Shares made, nor may any prospectus or any other offering or publicity material relating to our Common Shares be distributed in Spain by the international placement agents or any person acting on their behalf, except in compliance with Spanish laws and regulations.

Sweden

This document has not been prepared in accordance with the prospectus requirements provided for in the Swedish Financial Instruments Trading Act (Sw. lagen (1991:980) om handel med finansiella instrument) (the “Trading Act”). Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved or registered this document. Accordingly, this prospectus supplement may not be made available, nor may our Common Shares be marketed and offered for sale in Sweden, except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Trading Act.

S-44

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority, or the “FINMA,” as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA) and accordingly the Common Shares being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the Common Shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the Common Shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The Common Shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or the “CISO,” such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the Common Shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and will in particular not be copied or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Common Shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the Common Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Common Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Common Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Common Shares.

Canada

Our Common Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the international placement agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This document does not constitute a prospectus or other disclosure document under the Corporations Act 2001 (Cth) (“Australian Corporations Act”) and does not purport to include the information required of a disclosure document under the Australian Corporations Act. This document has not been, and will not be, lodged with the Australian Securities and Investments Commission (whether as a disclosure document under the Australian Corporations Act or otherwise). Any offer in Australia of our Common Shares under this document or otherwise may only be made to persons who are “sophisticated investors” (within the meaning of section 708(8) of the Australian Corporations Act), to “professional investors” (within the meaning of section 708(11) of the Australian Corporations Act) or otherwise pursuant to one or more exemptions under section 708 of the Australian Corporations Act so that it is lawful to offer our Common Shares in Australia without disclosure to investors under Part 6D.2 of the Australian Corporations Act.

S-45

The Common Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Common Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Common Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Common Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Common Shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Common Shares you undertake to us that you will not, for a period of 12 months from the date of issue and sale of the Common Shares, offer, transfer, assign or otherwise alienate those Common Shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Hong Kong

This prospectus supplement has not been and will not be approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. No person may offer or sell in Hong Kong, by means of any document, any of our Common Shares other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No person may issue or have in its possession for the purposes of issue, in each case whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our Common Shares which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

China

This prospectus supplement has not been and will not be circulated or distributed in the People’s Republic of China, and our Common Shares may not be offered or sold, and will not be offered or sold, to any person for re-offering or resale, directly or indirectly, to any resident of the People’s Republic of China except pursuant to applicable laws and regulations of the People’s Republic of China. For the purpose of this paragraph, People’s Republic of China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Japan

Our Common Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the FIEA) and each international placement agent has represented and agreed that it will not offer or sell any of our Common Shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Common Shares may not be circulated or distributed, nor may our Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust

S-46

shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; where no consideration is or will be given for the transfer; where the transfer is by operation of law; as specified in Section 276(7) of the SFA; or as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea

Our Common Shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”). Our Common Shares may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea (the “FETL”)), except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. Our Common Shares may not be resold to Korean residents unless the purchaser of such securities complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of our Common Shares.

Malaysia

This prospectus supplement has not been and will not be registered as a prospectus with the Securities Commission Malaysia (“SC”) under the Malaysian Capital Markets and Services Act 2007 (as amended) (“CMSA”). No prospectus or other offering material or document in connection with the offer and sale of our Common Shares which complies with the requirements of the CMSA and the guidelines of the SC has been or will be registered with the SC under the CMSA or with any other regulatory body in Malaysia. Also, no approval or authorization of the SC has been granted for making available, offering for subscription or purchase, or issuing an invitation to subscribe for or purchase our Common Shares in Malaysia. This prospectus supplement does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the SC under the CMSA.

Accordingly, this prospectus supplement and any other document or material in connection with the Offering will not be circulated or distributed, nor will our Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the SC; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires our Common Shares, as principal, if the offer is on terms that our Common Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the SC; provided that, in the each of the preceding categories (i) to (xi), the distribution of our Common Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities.

Thailand

This prospectus supplement does not, and is not intended to, constitute a public offering in Thailand. Our Common Shares may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

Kuwait

Neither our Common Shares have been authorized or licensed by the Capital Markets Authority of the State of Kuwait (the “CMA”) for offering, marketing or sale in the State of Kuwait. Our Common Shares will not be offered, marketed and/or sold by us in the State of Kuwait, except through a licensed person duly authorized to undertake such activity pursuant to Law No. 7 of 2010 Concerning the Establishment of the Capital Markets Authority and the Regulating of Securities Activities and its executive bylaws (each as amended) (the “CML Rules”) and unless all necessary approvals

S-47

from the CMA pursuant to the CML Rules, together with the various resolutions, regulations, directives and instructions issued pursuant thereto or in connection therewith (regardless of nomenclature or type), or any other applicable law or regulation in the State of Kuwait, have been given in respect of the offering, marketing and/or sale of our Common Shares. Our Common Shares may not be offered onshore in the State of Kuwait except to Professional Clients as defined in the CML Rules. This prospectus is not for general circulation to the public in Kuwait nor will our Common Shares be sold by way of a public offering in Kuwait. Persons into whose possession this prospectus supplement comes are required by us and the international placement agents to inform themselves about and to observe such restrictions. Investors from the State of Kuwait who approach us or any of the international placement agents to obtain copies of this prospectus supplement are required by us and the international placement agents to keep such prospectus supplement confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of our Common Shares.

Saudi Arabia

No offers or sales of our Common Shares may be made in Saudi Arabia.

Qatar

No offers or sales of our Common Shares may be made in Qatar.

United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market)

Neither our Common Shares have been, nor are being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering or sale of securities. Prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market should have regard to the specific notice to prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market, as the case may be, set out below. The information contained in this prospectus supplement does not constitute a public offer of our Common Shares in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. This prospectus supplement is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Dubai International Financial Centre

Neither our Common Shares have been, nor are being, offered to any person in the Dubai International Financial Centre unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the DFSA Conduct of Business (COBS) Module of the DFSA rulebook.

Abu Dhabi Global Market

Neither our Common Shares have been, nor are being, offered to any person in the Abu Dhabi Global Market unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Financial Services Regulatory Authority (the “FSRA”) rulebook or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the Financial Services and Markets Regulations 2015, as amended; and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.4 of the FRSA Conduct of Business (COBS) Module of the FSRA rulebook.

Mexico

Our Common Shares have not been and will not be registered in Mexico with the National Registry of Securities, maintained by the Mexican National Banking and Securities Commission and, as a result, may not be offered or sold publicly in Mexico. The Company and any underwriter or purchaser may offer and sell our Common Shares in Mexico to Institutional and Accredited Investors, on a private placement basis, pursuant to Article 8 of the Mexican Securities Market Law. Specific requirements apply in relation to any marketing materials relating to such an offer or sale to Institutional and Accredited Investors, on a private placement basis.

Chile

Our common shares are privately offered in Chile pursuant to the provisions of Law 18,045, the securities market law of Chile, and norma de carácter general no. 336 (“Rule 336”), dated June 27, 2012, issued by the Superintendencia de Valores y Seguros de Chile (“SVS”), the securities regulator of Chile, to resident qualified investors that are listed in rule 336 and further defined in rule 216 of June 12, 2008 issued by the SVS.

S-48

Pursuant to rule 336 the following information is provided in Chile to prospective resident investors in the offered securities:

•	the initiation of the offer in Chile is July 26, 2023.
•	The offer is subject to NCG 336 of June 27, 2012 issued by the Superintendencia de Valores y Seguros de Chile (superintendency of securities and insurance of Chile).
•	The offer refers to securities that are not registered in the registro de valores (securities registry) or the registro de valores extranjeros (foreign securities registry) of the SVS and therefore:
o	Our Common Shares are not subject to the oversight of the SVS; and
o	The issuer of our Common Shares is not subject to reporting obligation with respect to itself, our common shares in Chile.
•	Our Common Shares may not be publicly offered in Chile unless and until they are registered in the securities registry of the SVS.

Los valores objeto de esta oferta se ofrecen privadamente en chile de conformidad con las disposiciones de la ley n° 18.045 de mercado de valores, y la norma de carácter general n° 336 de 27 de junio de 2012 (“NCG 336”) emitida por la superintendencia de valores y seguros de chile, a los “inversionistas calificados” que enumera la NCG 336 y que se definen en la norma de carácter general n° 216 de 12 de junio de 2008 emitida por la misma superintendencia.

En cumplimiento de la NCG 336, la siguiente información se proporciona a los potenciales inversionistas residentes en chile:

•	La oferta de estos valores en chile comienza el día 26 de julio de 2023.
•	La oferta se encuentra acogida a la NCG 336 de fecha echa 27 de junio de 2012 emitida por la superintendencia de valores y seguros.
•	La oferta versa sobre valores que no se encuentran inscritos en el registro de valores ni en el registro de valores extranjeros que lleva la superintendencia de valores y seguros, por lo que:
o	Los valores no están sujetos a la fiscalización de esa superintendencia; y
o	El emisor de los valores no está sujeto a la obligación de entregar información pública sobre los valores ofrecidos ni su emisor.

Los valores privadamente ofrecidos no podrán ser objeto de oferta pública en chile mientras no sean inscritos en el registro de valores correspondiente.

Colombia

Our Common Shares will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), and, accordingly, our Common Shares will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.

Peru

Our Common Shares and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the issuer or the sellers of our Common Shares before or after their acquisition by prospective investors. Our Common Shares and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved, or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or “SMV”) nor have they been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, our Common Shares cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.

S-49

Argentina

Our Common Shares have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. Our Common Shares may not be publicly distributed in Argentina. Neither we nor the international placement agents will solicit the public in Argentina in connection with this prospectus supplement. Argentine holders are encouraged to consult a tax advisor as to the particular Argentine tax consequences derived from the holding of, and any transactions relating to our Common Shares.

Other Relationships

In addition to the global offering, the Brazilian underwriters, the international placement agents and their respective affiliates have engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Brazilian underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Brazilian underwriters, the international placement agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and may actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers or affiliates, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Brazilian underwriters, the international placement agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

S-50

TAXATION

U.S. Federal Income Tax Considerations

The following summary describes material U.S. federal income tax consequences that are likely to be relevant to the purchase, ownership and disposition of our Common Shares by a U.S. holder (as defined below). The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury regulations promulgated thereunder, published rulings by the U.S. Internal Revenue Service (the “IRS”), and court decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to be a comprehensive description of all of the U.S. tax consequences that may be relevant to a particular investor’s decision to purchase, hold or dispose of Common Shares. This summary applies only to purchasers of Common Shares who will hold the Common Shares as capital assets and does not apply to special classes of holders such as brokers or dealers in securities or currencies, holders whose functional currency is not the U.S. dollar, holders of 10% or more of our shares by vote or value (taking into account shares held directly or through depositary arrangements), tax-exempt organizations, financial institutions, holders liable for the alternative minimum tax, securities traders who elect to account for their investment in Common Shares for U.S. federal income tax purposes on a mark-to-market basis, regulated investment companies, partnerships or other pass-through entities (or partners or members therein), insurance companies, U.S. expatriates, and persons holding Common Shares in a hedging transaction or as part of a straddle, conversion or other integrated transaction for U.S. federal income tax purposes. Moreover, this summary does not address the Medicare tax on net investment income or the tax consequences to U.S. holders of acquiring, owning or disposing of Common Shares under any U.S. federal estate or gift, state, local or foreign taxes.

Each holder is encouraged to consult such holder’s tax advisor concerning the overall tax consequences to it, including the consequences under laws other than U.S. federal income tax laws, of an investment in Common Shares.

In this discussion, references to a “U.S. holder” are to a beneficial owner of a Common Share that is (i) an individual citizen or resident of the United States of America, (ii) a corporation, or any other entity taxable as a corporation, organized under the laws of the United States of America, any state thereof, or the District of Columbia, or (iii) otherwise subject to U.S. federal income taxation on a net basis with respect to the Common Share.

Based on our audited consolidated financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a “passive foreign investment company” (“PFIC”) for our 2023 taxable year or in the foreseeable future and the remainder of this summary assumes that we are not a PFIC. Prospective investors should consult their own tax advisor regarding the potential application of the PFIC regime to their ownership of the Common Shares.

Taxation of Distributions

A U.S. holder will recognize dividend income for U.S. federal income tax purposes in an amount equal to the amount of any cash and the value of any property distributed by us as a dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, when such distribution is received by the U.S. holder.

We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purpose.

If you are a U.S. holder, the amount of any distribution will include the amount of Brazilian tax withheld on the amount distributed, and the amount of a distribution paid in reais will be measured by reference to the exchange rate for converting reais into U.S. dollars in effect on the date the distribution is received by the U.S. holder. If the U.S. holder does not convert such reais into U.S. dollars on the date it receives them, it is possible that the U.S. holder will recognize foreign currency loss or gain, which would be ordinary loss or gain, when the reais are converted into U.S. dollars. Dividends paid by us will not be eligible for the dividends received deduction allowed to corporations under the U.S. Internal Revenue Code of 1986, as amended, which we call the “Code.” Because our Common Shares are not tradable on an established securities market in the United States and there is no income tax treaty between Brazil and the United States, we do not expect that dividends we pay will constitute “qualified dividends” eligible for reduced rates of taxation available to certain non-corporate U.S. holders.

S-51

Subject to generally applicable limitations and conditions, Brazilian withholding tax on dividends with respect to Common Shares that is paid at the appropriate rate applicable to the U.S. holder may be eligible for credit against such U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include new requirements recently adopted by the IRS and any Brazilian tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. The application of these requirements to the Brazilian tax on dividends is uncertain and we have not determined whether these requirements have been met. If the Brazilian tax is not a creditable tax for a U.S. holder or the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes, the U.S. holder may be able to deduct the Brazilian tax in computing such U.S. holder’s taxable income for U.S. federal income tax purposes. For U.S. holders that do elect to claim foreign tax credits, dividend distributions will constitute income from sources without the United States and generally will constitute “passive category income” for foreign tax credit purposes. The availability and calculation of foreign tax credits and deductions for foreign taxes involve the application of complex rules and also vary depending upon on a U.S. holder’s particular circumstances. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular situations.

Distributions of additional shares to holders with respect to their Common Shares that are made as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax.

Holders of Common Shares that are foreign corporations or nonresident alien individuals, which we call “non-U.S. Holders,” generally will not be subject to U.S. federal income tax or withholding tax on distributions with respect to Common Shares that are treated as dividend income for U.S. federal income tax purposes unless such dividends are effectively connected with the conduct by the holder of a trade or business in the United States.

Taxation of Capital Gains

Upon the sale or other taxable disposition of the Common Shares, a U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes. The amount of the gain or loss will be equal to the difference between the amount realized in consideration for the disposition of the Common Shares (including the gross amount of the proceeds before the deduction of any Brazilian tax) and the U.S. holder’s tax basis in the Common Shares, as determined in U.S. dollars. Such gain or loss generally will be subject to U.S. federal income tax as capital gain or loss and will be long-term capital gain or loss if the Common Shares have been held for more than one year on the date of the disposition. The net amount of long-term capital gain recognized by a non-corporate U.S. holder generally is subject to taxation at preferential rates. Capital losses may be deducted from taxable income, subject to certain limitations. Gain realized by a U.S. holder on a sale or disposition of Common Shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Under the new foreign tax credit requirements recently adopted by the IRS, any Brazilian tax imposed on the sale or other disposition of the Common Shares is unlikely to be treated as a creditable tax for U.S. foreign tax credit purposes. If the Brazilian tax is not a creditable tax for a U.S. holder or the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes, the U.S. holder may be able to deduct the Brazilian tax in computing such U.S. holder’s taxable income for U.S. federal income tax purposes. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the Common Shares and any Brazilian tax imposed on such sale or disposition.

A non-U.S. holder will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or other disposition of the Common Shares unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States, or (ii) such holder is an individual who is present in the United States of America for 183 days or more in the taxable year of the sale and certain other conditions are met.

Foreign Financial Asset Reporting

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or U.S.$75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of U.S.$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

S-52

Backup Withholding and Information Reporting

Dividends paid on, and proceeds from the sale or other disposition of, the Common Shares to a U.S. holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding collected from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that certain required information is furnished to the IRS.

A non-U.S. holder generally will be exempt from these information reporting requirements and backup withholding tax, but may be required to comply with certain certification and identification procedures in order to establish its eligibility for such exemption in connection with payments received within the United States or through certain U.S.-related intermediaries.

Brazilian Tax Law Considerations

The following discussion summarizes the material Brazilian tax consequences of the acquisition, ownership and disposition of Common Shares by a holder that is not domiciled in Brazil for purposes of Brazilian taxation, or a “Non-Resident Holder”. This discussion is based on Brazilian law as currently in effect, which is subject to change, possibly with retroactive effect, and to differing interpretations. Any change in such law may change the consequences described below.

The tax consequences described below do not take into account the effects of any tax treaties or reciprocity of tax treatment entered into by Brazil and other countries. The discussion also does not, except to the extent discussed below under “—Other Brazilian Taxes,” address any tax consequences under the tax laws of any state or locality of Brazil.

The description below is not intended to constitute a complete analysis of all Brazilian tax consequences relating to the acquisition, exchange, ownership and disposition of our Common Shares. Prospective purchasers should consult their own tax advisors with respect to an investment in our Common Shares in light of their particular investment circumstances.

Income Tax

Dividends

Historically, dividends paid by a Brazilian company, such as ourselves, including dividends paid to a Non-Resident Holder, have not been subject to withholding income tax in Brazil, to the extent that such amounts are related to profits generated on or after January 1, 1996. Dividends paid from profits generated prior to January 1, 1996, may be subject to Brazilian withholding income tax at varying rates, according to the tax legislation applicable to each corresponding year.

Law No. 11,638, dated December 28, 2007, significantly altered the Brazilian Corporate Law in order to align the Brazilian generally accepted accounting principles, or Brazilian GAAP, more closely with IFRS accounting standards. However, Law No. 11,941, dated May 27, 2009, introduced the Transitory Tax Regime, or RTT, in order to render neutral, from a tax perspective, all the changes provided by Law 11,638/2007. Under the RTT, for tax purposes, legal entities should observe the accounting methods and criteria as they were on December 31, 2007. Law No. 12,973, dated May 13, 2014, as amended, abolished the RTT and approved new rules aimed at permanently aligning the Brazilian tax system with IFRS as of January 1, 2015, including with respect to dividend distributions. For the 2014 fiscal year, taxpayers were entitled to elect to adopt the new rules or to continue adopting the RTT.

Under the RTT, there was controversy over how tax authorities would view certain situations, including whether dividends should be calculated in accordance with IFRS standards or the old Brazilian GAAP. It was unclear whether any dividend distributions made in accordance with IFRS standards in excess of the amount that could have been distributed had the profits been ascertained based on the old Brazilian GAAP would be subject to taxation in Brazil. In view of such controversy, Law No. 12,973/14 expressly stated that dividends calculated in accordance with IFRS standards based on profits ascertained between January 1, 2008 and December 31, 2013 would not be subject to taxation.

Notwithstanding the provisions of Law No. 12,973/14, Brazilian tax authorities issued Normative Ruling No. 1,492, dated September 17, 2014, which provided that dividend distributions supported by IFRS profits ascertained in 2014 that exceeded the amount resulting from the adoption of the old Brazilian GAAP would be: (i) subject to withholding income tax (“WHT”) based on progressive rates (0% to 27.5%) if paid to Brazilian individuals; (ii) added to the tax base of the corporate tax (IRPJ/CSLL) of the beneficiary if paid to Brazilian companies; (iii) subject to WHT at a 15% rate if paid to non-residents; or (iv) subject to WHT at a 25% rate if paid to non-residents that are based in a Low or Nil Tax Jurisdiction (as defined below). However, this rule would apply only to taxpayers that have not elected to account for the effects of Law No. 12,973/14 (i.e., taxation based on IFRS standards) for the 2014 fiscal year.

S-53

Despite our belief that the tax exemption on dividends applies to dividends distributed by Brazilian companies out of profits ascertained in accordance with IFRS principles, if the provisions of Normative Ruling No. 1,492/14 are applicable, dividends ascertained in fiscal year 2014 based on IFRS that exceed the amount that would result from the adoption of the old Brazilian GAAP, for that calendar year, could be subject WHT, even if it were distributed later, at a rate of 15% or, if the Non-Resident Holder is domiciled in a Low or Nil Tax Jurisdiction (as defined below), 25%. For dividends paid out from profits ascertained in 2015 going forward, there are no such issues and dividends will be exempt, provided that they are distributed pursuant to Brazilian corporate law.

There can be no assurance that the current tax exemption on dividends distributed by Brazilian companies will continue in the future. There are some proposed bills currently under discussion by the Brazilian government regarding a potential amendment to the tax legislation aimed at taxing dividends. Therefore, the mentioned dividend exemption may be revoked with prospective effects.

Interest Attributable to Shareholders’ Equity

Law No. 9,249, dated December 26, 1995, as amended, allows a Brazilian corporation, such as ourselves, to make distributions to shareholders of interest on net equity and treat those payments as a deductible expense for purposes of calculating Brazilian corporate income tax (IRPJ) and social contribution on net profits (CSLL) , both of which taxes are levied on our profits, as far as the limits described below are observed. These distributions may be paid in cash. For tax purposes, this interest on net equity is limited to the daily pro rata variation of the TJLP (Brazilian long-term interest rate), as determined by the Central Bank from time to time, multiplied by the net equity value of the Brazilian company with certain adjustments. The amount of the deduction may not exceed the greater of:

•	50.0% of the net income (after the deduction of the social contribution on net profits and before taking into account the provision for corporate income tax and the amounts attributable to shareholders as interest on shareholders’ equity) related to the period in respect of which the payment is made; and
•	50.0% of the sum of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made.

Payment of interest on shareholders’ equity to a Non-Resident Holder is subject to withholding income tax at the rate of 15.0%. The applicable tax rate will be 25.0% in case of payments made to a Non-Resident Holder domiciled in a Low or Nil Tax Jurisdiction (as defined below).

These payments may be included, at their net value, as part of any minimum mandatory dividend. The distribution of interest on shareholders’ equity may be determined by our board of directors. To the extent payment of interest on shareholders’ equity is so included, the corporation is required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable Brazilian withholding income tax, plus the amount of declared dividends is at least equal the amount of the minimum mandatory dividend.

We cannot assure you that the Brazilian federal government will not try to increase the withholding income tax on interest on shareholders’ equity in the future.

Low or Nil Tax Jurisdictions

According to Law No 9,430, dated December 27, 1996, as amended, a Low or Nil Tax Jurisdiction is a country or location that (i) does not impose taxation on income, (ii) imposes income tax at a rate lower than 20%, or (iii) imposes restrictions on the disclosure of shareholding composition, or investment ownership.

Additionally, on June 23, 2008, Law No. 11,727 introduced the concept of “Privileged Tax Regimes,” which is defined as a tax regime that (i) does not tax income or taxes it at a maximum rate lower than 20%; (ii) grants tax benefits to non-resident entities or individuals (a) without the requirement that they carry out substantial economic activity in the country or dependency or (b) contingent on the non-exercise of substantial economic activity in the country or dependency; (iii) does not tax or that taxes income generated abroad at a maximum rate lower than 20%; or (iv) does not provide access to information related to shareholding composition, ownership of assets and rights or economic transactions carried out.

On November 28, 2014, the Brazilian tax authorities issued Ordinance No. 488, which decreased these minimum thresholds from 20% to 17% for specific cases. Under Ordinance No. 488, the 17% threshold applies only to countries and regimes aligned with international standards of fiscal transparency, in accordance with rules to be established by the Brazilian tax authorities.

We consider the best interpretation of Law No. 11,727/08 to be that the new concept of “Privileged Tax Regime” would be applicable solely for purposes of transfer pricing and thin capitalization rules. However, we are unable to ascertain whether or not the privileged tax regime concept will be extended to the concept of Low or Nil Tax Jurisdiction, though the Brazilian tax authorities appear to agree with our position, in view of the provisions introduced by Normative Ruling No. 1,037, dated as of June 4, 2010, as amended, which presents two different lists (Low or Nil Tax Jurisdictions—taking into account the non-transparency rules—and privileged tax regimes).

S-54

Notwithstanding the above, we recommend that you consult your own tax advisors regarding the consequences of the implementation of Law No. 11,727, Normative Ruling No. 1,037 and of any related Brazilian tax law or regulation concerning Low or Nil Tax Jurisdictions or “Privileged Tax Regimes.”

Taxation of Gains

According to Article 26 of Law No. 10,833, dated December 29, 2003, as amended, gains related to the sale or disposition of assets located in Brazil, such as our Common Shares, by a Non-Resident Holder, are subject to withholding income tax in Brazil, regardless of whether the sale or disposition is made by a Non-Resident Holder to another non-resident of Brazil or to a Brazilian resident.

As a general rule, capital gains realized as a result of a sale or disposition of Common Shares are equal to the positive difference between the amount realized on the sale or disposition and the respective acquisition costs of the Common Shares.

There is a controversy regarding the currency that should be considered for purposes of determining the capital gain realized by a Non-Resident Holder on a sale or disposition of shares in Brazil, more specifically, if such capital gain is to be determined in foreign or in local currency. However, Article 23 of Rule No. 1,455/14, issued by Brazilian tax authorities, provides that the capital gains shall be calculated in reais.

Under Brazilian law, income tax on such gains can vary depending on the domicile of the Non-Resident Holder, the type of registration of the investment by the Non-Resident Holder with the Central Bank and how the disposition is carried out, as described below.

Currently, gains realized by Non-Resident Holders on a sale or disposition of shares carried out on the Brazilian stock exchange (including the organized over-the-counter market) are:

•	exempt from income tax when realized by a Non-Resident Holder that (1) has registered its investment in Brazil with the Central Bank under the rules of Resolution No. 4,373/14 of the Brazilian Monetary Council (“4,373 Holder”), and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction;
•	subject to income tax at a rate of 15% in the case of gains realized by (A) a Non-Resident Holder that (1) is not a 4,373 Holder and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction; or (B) a Non-Resident Holder that (1) is a 4,373 Holder, and (2) is resident or domiciled a Low or Nil Tax Jurisdiction; or
•	subject to income tax at a rate of up to 25% in the case of gains realized by a Non-Resident Holder that (1) is not a 4,373 Holder, and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction.

Any other capital gains realized on the disposition of shares that are not carried out on the Brazilian stock exchange are:

•	subject to income tax at the rate of 15%, when realized by a Non-Resident Holder that (i) is a 4,373 Holder; and (ii) is not resident or domiciled in a Nil or Low Taxation Jurisdiction, although different interpretations may be raised to sustain the application of the progressive rates set forth by Law No. 13,259/16;
•	subject to income tax at progressive rates that vary from 15% to 22.5%, as further detailed below, when realized by a Non-Resident Holder that is not a 4,373 Holder and is not resident or domiciled in a Low or Nil Tax Jurisdiction; and
•	subject to income tax at a rate of up to 25% when realized by a Non-Resident Holder that is resident or domiciled in a Low or Nil Tax Jurisdiction.

In addition, a withholding income tax of 0.005% will apply and shall be withheld by the intermediary institution (i.e., a broker) that receives the order directly from the Non-Resident Holder, which can be offset against the eventual income tax due on the capital gain. Such withholding does not apply to a 4,373 Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction.

In the case of redemption of shares or capital reduction by a Brazilian corporation, such as ourselves, the positive difference between the amount effectively received by the Non-Resident Holder and the corresponding acquisition cost is treated, for tax purposes, as capital gains derived from sale or exchange of shares. As these transactions are not carried out on a Brazilian stock exchange market, the corresponding capital gain they will be subject to income tax at the rates from 15% to 22.5% or at 25%, in case of beneficiaries resident or domiciled in a Low or Nil Tax Jurisdiction, as detailed below.

S-55

On September 22, 2015, the Brazilian federal government enacted Provisional Measure No. 692/2015, converted into Law No. 13,259, of March 16, 2016, or Law No. 13,259/16, which introduced a regime based on the application of progressive tax rates for income taxation on capital gains recognized by Brazilian individuals on the disposition of assets in general. Under Law No. 13,259/16, effective as from January 1, 2017, the income tax rates on capital gains recognized by Brazilian individuals, which also applies to a Non-Resident Holder, would be: (i) 15% for the part of the gain that does not exceed R$5 million, (ii) 17.5% for the part of the gain that exceeds R$5 million but does not exceed R$10 million, (iii) 20% for the part of the gain that exceeds R$10 million but does not exceed R$30 million and (iv) 22.5% for the part of the gain that exceeds R$30 million.

As a general rule, the increased capital gains taxation regime should apply to transactions conducted outside of the Brazilian stock exchange or the organized OTC market. Also, as a general rule, a foreign investor who is a resident of or has a domicile in a Low or Nil Tax Jurisdiction would be subject to income tax at a rate of up to 25%, as mentioned above. However, although debatable, if the Non-Resident Holder is a 4,373 Holder, it is possible to sustain that the income tax would apply at 15% and therefore such progressive rates should not apply.

Any exercise of preemptive rights relating to Common Shares will not be subject to Brazilian withholding income tax. Gains realized by a Non-Resident Holder on the disposition of preemptive rights will be subject to Brazilian income tax according to the same rules applicable to disposition of Common Shares.

There can be no assurance that the current favorable tax treatment of Resolution 4,373 Holders will continue in the future.

Tax on Foreign Exchange and Financial Transactions

Foreign Exchange Transactions

Brazilian law imposes an IOF/Exchange Tax, due on the conversion of Brazilian currency into foreign currency (e.g., for purposes of paying dividends and interest) and the conversion of foreign currency into Brazilian currency. Currently, for most exchange transactions, the rate of IOF/Exchange Tax is 0.38%. However, foreign exchange transactions carried out for the inflow of funds into Brazil and the outflow of funds from Brazil in connection with investments in financial and capital markets carried out by a foreign investor, including a Non-Resident Holder, as well as payments of dividends and interest on shareholders’ equity and the repatriation of funds invested in the Brazilian market, are currently subject to IOF/Exchange at a zero percent rate.

Tax on Transactions involving Bonds and Securities

Brazilian law imposes a Tax on Transactions Involving Bonds and Securities, or “IOF/Bonds”, on transactions involving bonds and securities, including those carried out on a Brazilian stock exchange. The rate of IOF/Bond Tax applicable to transactions involving the transfer of shares traded on the Brazilian stock exchange with the purpose of the issuance of depositary receipts to be traded outside Brazil is currently zero, although the Brazilian government may increase such rate at any time up to 1.5% of the transaction amount per day, but only in respect of future transactions.

As from December 24, 2013, the IOF/Bonds Tax levies at a rate of zero percent for transactions involving the deposit of shares which are issued by a Brazilian company admitted to trade on the Brazilian stock exchange with the specific purpose of enabling the issuance of depositary receipts traded outside Brazil. Any increase in this rate may only apply to future transactions.

Other Brazilian Taxes

There are no Brazilian federal inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of shares by individuals or entities not domiciled in Brazil. Gift and inheritance taxes, however, may be levied by some states in Brazil on gifts made or inheritances bestowed by individuals or entities not resident or domiciled in Brazil or in the relevant state to individuals or entities that are resident or domiciled within such state in Brazil. There are no Brazilian stamp, issue, registration, or similar taxes payable by holders of Common Shares.

S-56

LEGAL MATTERS

The validity of the Common Shares and certain legal matters with respect to Brazilian law will be passed upon for us and the selling shareholder by Stocche, Forbes, Filizzola, Clapis, Passaro e Meyer Sociedade de Advogados, and certain legal matters with respect to Brazilian law will be passed upon for the international placement agents by Lefosse Advogados. Certain legal matters with respect to U.S. federal law will be passed upon for us and the selling shareholder by Cleary Gottlieb Steen & Hamilton LLP and for the international placement agents by Davis Polk & Wardwell LLP.

S-57

EXPERTS

The financial statements of Copel as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus, and the effectiveness of Copel’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Auditores Independentes Ltda., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

S-58

P R O S P E C T U S

Companhia Paranaense de Energia

Common Shares

Companhia Paranaense de Energia (“Copel”) may from time to time offer Common Shares, without par value, of Copel, covered by this prospectus. Additionally, any selling shareholder(s) to be named in an applicable supplement to this prospectus (the “selling shareholders”) may from time to time offer Common Shares.

This prospectus describes some of the general terms that may apply to the Common Shares and the general manner in which they may be offered. We and any selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent with the information contained in this prospectus, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any prospectus supplement, before you purchase any of the securities. The amount and price of the offered securities will be determined at the time of the offering and will be reflected in the applicable prospectus supplement.

When we or a selling shareholder offer these securities, the specific terms of the offering, including the amount and offering price, and the specific manner in which they may be offered, will be described in the applicable supplement to this prospectus. The securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of the securities, see the section entitled “Plan of Distribution” beginning on page 16 of this prospectus.

The Common Shares are listed on the São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão, or “B3”) under the ticker symbol “CPLE3” and on the Mercado de Valores Latinoamericanos en Euros (“LATIBEX”) under the ticker symbol “XCOPO.” The Common Shares are not listed on any U.S. national securities exchange.

Investing in these securities involves risks. See the “Risk Factors” section beginning on page 4 of our Annual Report on Form 20-F/A for the year ended December 31, 2022, originally filed with the U.S. Securities and Exchange Commission (“SEC”) on April 27, 2023, as amended on July 13, 2023 (the “2022 Form 20-F/A”), which is incorporated by reference herein, and in any other recently filed reports, and in the relevant prospectus supplement, if any.

Neither the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários or “CVM”), nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2023

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Copel” are to Companhia Paranaense de Energia and references to “we,” “us” and “our” are to Companhia Paranaense de Energia and its consolidated subsidiaries taken as a whole.

References to (i) the “real,” “reais” or “R$” are to Brazilian reais (plural) and the Brazilian real (singular) and (ii) “U.S. dollars,” “dollars” or “US$” are to United States dollars. We maintain our books and records in reais. Certain figures included in this prospectus have been subject to rounding adjustments.

References to the “Common Shares,” “Preferred Class A Shares” (or “Class A”) and “Preferred Class B Shares” (or “Class B”) are to our common shares, class A preferred shares and class B preferred shares, respectively.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process, as a “well-known seasoned issuer” as defined in Rule 405 under the United States Securities Act of 1933, as amended (“Securities Act”). Under this shelf registration process, we and the selling shareholders may, at any time and from time to time, offer and sell our Common Shares in one or more offerings.

This prospectus only provides a general description of the securities that may be offered. Each time we offer or a selling shareholder offers securities, we will prepare a prospectus supplement containing specific information about the particular offering. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement that we filed with the SEC, including exhibits and documents incorporated by reference in the registration statement that provide more detail on the matters discussed in this prospectus. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in such prospectus supplement or other offering materials. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on the Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or as further described under “Where You Can Find More Information.”

We are responsible for the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus prepared by on or behalf of us. Neither we nor the selling shareholders have authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling shareholders are not making an offer to sell the Common Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

3

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are not historical facts and are based on management’s current view and estimates of future economic circumstances, industry conditions, company performance and financial results. The words “anticipates,” “believes,” “estimates,” “expects,” “plans” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Statements regarding the declaration or payment of dividends, the implementation of principal operating and financing strategies and capital expenditure plans, the direction of future operations and the factors or trends affecting the financial condition, liquidity or results of operations are examples of forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve only the current view of management and are subject to a number of inherent risks and uncertainties. There is no guarantee that the expected events, trends or results will actually occur. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•	Brazilian political and economic conditions;
•	economic conditions in the State of Paraná;
•	technical, operational, legal and regulatory conditions related to the provision of electricity services;
•	our and the State of Paraná’s ability to successfully implement the proposed transaction to disperse our share ownership;
•	the outcome of lawsuits against us;
•	our ability to obtain financing;
•	developments in other emerging market countries;
•	changes in, or failure to comply with, governmental regulations;
•	competition;
•	electricity shortages;
•	unfavorable hydrological conditions;
•	climate-related developments;
•	international economic and political developments;
•	any further impacts of the coronavirus (COVID-19) pandemic; and
•	the impact of the ongoing conflict in Ukraine and the trade and monetary sanctions that have been imposed in connection with those developments.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, see the section entitled “Risk Factors” in this prospectus and “Risk Factors” as set forth in our 2022 Form 20-F/A, which is incorporated by reference herein, or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future, or by information in the applicable prospectus supplement.

All forward-looking statements are expressly qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement contained in this prospectus.

4

RISK FACTORS

Any investment in the Common Shares involves a high degree of risk. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 20-F, as updated by other reports and documents we filed or will file with the SEC after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement.

Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our Common Shares. We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the Common Shares to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

In general, investing in the securities of issuers with operations in emerging market countries such as Brazil involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

5

COPEL

We engage in the generation, transmission, distribution and sale of electricity mainly in the Brazilian State of Paraná, pursuant to concessions granted by ANEEL, the Brazilian regulatory agency for the electricity sector. While our activities are more concentrated in the Brazilian State of Paraná, we also operate in ten different Brazilian states through our generation and transmission businesses.

As of December 31, 2022, we generated electricity from 18 hydroelectric plants, 34 wind plants and one thermoelectric plant, for a total installed capacity of 5,758 MW, of which approximately 99.7% was derived from renewable sources. Including the installed capacity of generation companies in which we have an equity interest, our total installed capacity was 6,705 MW. On January 30, 2023, we completed the acquisition of the Aventura and Santa Rosa & Mundo Novo Wind Complexes, which increased our total installed capacity to 6,966 MW. Our electric power business is subject to comprehensive regulation by ANEEL.

We hold concessions to distribute electricity in 394 of the 399 municipalities in the State of Paraná and in the municipality of Porto União in the State of Santa Catarina. As of December 31, 2022, we owned and operated 3,705 km of transmission lines and 208,133 km of distribution lines, constituting one of the largest distribution grids in Brazil. Below is the distribution of electricity supply in 2022 by consumption class, including free customers:

•	38.7% was to industrial customers;
•	26.0% was to residential customers;
•	19.8% was to commercial customers; and
•	15.5% was to rural and other customers.

Key elements of our business strategy are:

•	Maximize our value through sustainable growth, profitability, adequate indebtedness levels and shareholder remuneration.
•	Seek to be a reference in customer satisfaction.
•	Seek profitable opportunities related to new businesses and services in the energy sector.
•	Promote and ensure adherence to best ESG, risk management and compliance practices.
•	Manage an integrated and strategic energy portfolio, including strategic partnerships and maximizing synergies and profitability.
•	Divest from non-strategic assets.
•	Pursue excellence in business processes.
•	Promote people-focused management, strengthening team engagement and reinforcing the culture of meritocracy.
•	Seek greater protagonism in our interaction with regulators and institutions.
•	Consolidate a culture focused on safety, health and quality of life.
•	Adopt new technologies to optimize our business and continually raise cybersecurity levels.

Encourage innovation as a lever for growth, increased customer satisfaction and loyalty, and process improvement.

Our revenues for each of the last three fiscal years by activity are described in “Item 5. Operating and Financial Review and Prospects – Results of operations for the years ended December 31, 2022, 2021 and 2020” of the 2022 Form 20-F/A.

A significant portion of our assets are tied to the provision of essential public services and thus, pursuant to Brazilian law, are not available for liquidation in the event of our bankruptcy or attachment as guarantees. As such, assets available to shareholders in the event of liquidation may significantly decrease if the amount we receive as indemnity in relation to our tied assets is less than their market value and we are not able to offer these assets as collateral in connection with credit agreements.

6

Historical Background

We were formed in 1954 by the State of Paraná to engage in the generation, transmission and distribution of electricity, as part of a plan to bring the electric energy sector under state control. We acquired the principal private power companies located in the State of Paraná in the early 1970s. From 1970 to 1977, we significantly expanded our transmission and distribution grid and worked to increase the connectivity of our grid to grids in other Brazilian states. In 1979, a change in state law permitted us to extend our generating activities to include production from sources other than hydroelectric and thermal power plants.

We are a corporation incorporated and existing under the laws of Brazil, with the legal name Companhia Paranaense de Energia – Copel. Our head offices are located at Rua José Izidoro Biazetto, 158 – Bloco A - CEP 81200-240, Curitiba, Paraná, Brazil. Our telephone number at the head office is +55 (41) 3331-4011. Our website is www.copel.com and any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website.

7

USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of any securities for general corporate purposes.

All of the securities offered by a selling shareholder pursuant to this prospectus and any prospectus supplement will be sold by such selling shareholder for its own account. We will not receive any of the proceeds from these sales.

8

SELLING SHAREHOLDERS

We may register for the sale of our Common Shares by the selling shareholders by filing a prospectus supplement with the SEC. We may register these securities to permit the selling shareholders to resell their Common Shares when they deem appropriate. Such selling shareholders may sell equity securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. Unless disclosed otherwise in the applicable prospectus supplement, we may pay certain fees and the expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, registration and filing fees, and fees and expenses of our counsel, and the selling shareholders will pay any underwriting or broker discounts and commissions incurred by the selling shareholders in selling their Common Shares, as well as their own fees and expenses, including those of the selling shareholders’ counsel.

In the event of a secondary offering, we will not receive any proceeds from the sale of Common Shares by the selling shareholders.

Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplement. To the extent that this prospectus is used by the selling shareholders to offer or sell any common shares, information with respect to the selling shareholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act. The registration of these Common Shares does not mean that the selling shareholders will sell or otherwise dispose of all or any of those securities.

We cannot provide an estimate as to the number of shares that will be held by the selling shareholders upon consummation of any offering or offerings covered by this prospectus because such selling shareholders may offer some, all or none of such shareholder’s Common Shares in any such offering or offerings. Furthermore, the selling shareholders may have sold, transferred or disposed of the Common Shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the common shares to be sold by such selling shareholders.

9

DESCRIPTION OF COMMON SHARES

We and the selling shareholders may from time to time offer under this prospectus our Common Shares.

Common Shares

This description does not purport to be complete and is qualified by reference to our bylaws and to Law No. 6,404/1976, as amended (the “Brazilian Corporate Law”). A copy of our bylaws is attached to the current report on Form 6-K, furnished to the SEC on July 11, 2023 and incorporated by reference herein. We encourage you to read our bylaws and the applicable sections of such current report on Form 6-K for additional information.

As of the date of this prospectus, our bylaws authorize the issuance of up to four billion common shares based solely on the approval of the board of directors of Copel (the “Board of Directors”) without any additional shareholder approval, in this case only as a consequence of capitalization of profits or profits reserves or due to the issuance of convertible debentures, warranties and stock options plans approved by shareholders or the selling of common shares in the stock exchange or public subscription of new common shares.

In addition to Common Shares, we have issued Preferred Class A Shares and Preferred Class B Shares, in accordance with our bylaws. Pursuant to Brazilian Corporate Law, each preferred share of a class that is admitted to trading on a Brazilian stock exchange must have certain rights under the Company’s bylaws.

Our bylaws comply with the directives provided by Brazilian Corporate Law as follows: (i) our Preferred Class A Shares have priority in the distribution of minimum dividends of 10% per year, pro rata, calculated based on the capital stock represented by such shares on December 31 of the previous fiscal year; (ii) our Preferred Class B Shares have priority in the distribution of mandatory dividends, pro rata, in the amount equivalent to 25.0% of our net profits, as adjusted in accordance with the Brazilian Corporate Law, calculated as a proportion of the capital stock represented by such shares on December 31 of the previous fiscal year; (iii) the dividends paid on Preferred Class B Shares pursuant to item (ii) above shall be paid only from any remaining profits after the payment of priority dividends to Preferred Class A Shares; and (iv) the dividends to be paid per preferred share, regardless of the class, shall be at least 10% higher than the dividends to be paid per Common Share; and (v) both the class A and class B preferred shares will acquire voting rights if, during three consecutive fiscal years, we fail to pay the priority or minimum dividend to which preferred shares are entitled.

Dividend Payments

In accordance with our bylaws and Brazilian Corporate Law, we must, except if decided otherwise, pay annual dividends for each fiscal year within sixty days of the declaration of the dividends at the annual shareholders’ meeting or by the Board of Directors . To the extent amounts are available for distribution, we are required to distribute as a mandatory dividend an aggregate amount equal to at least 25.0% of our adjusted net profit. Dividends are allocated pursuant to the formula described in “Dividend Priority of Preferred Class A Shares and Preferred Class B Shares” below. Brazilian Corporate Law permits a company to suspend the payment of all dividends if the company’s management reports at the shareholders’ meeting that the distribution would be detrimental to the Company given its financial circumstances. In such a case, a company with publicly traded securities must submit a report to the Brazilian Securities Commission (the “CVM”) providing the reasons for the suspension of dividend payments. Brazilian Corporate Law and our bylaws provide that Preferred Class A Shares and Preferred Class B Shares shall acquire voting rights if we suspend the mandatory the priority or minimum dividend payments for more than three consecutive fiscal years, and such voting rights will continue until all dividend payments, including back payments, have been made. We are not subject to any contractual limitations on our ability to pay dividends.

We are required to hold an annual shareholders’ meeting by April 30 of each year at which, among other things, an annual dividend may be declared by decision of the shareholders on the recommendation of the management, as approved by the Board of Directors. The payment of annual dividends is based on the financial statements prepared for the fiscal year ending December 31. Under Brazilian Corporate Law, we must pay dividends to shareholders of record within 60 days of the date of the shareholders’ meeting that declared the dividends. A shareholders’ resolution may set forth another date of payment, which must occur prior to the end of the fiscal year in which such dividend was declared. We are not required to adjust the amount of paid-in capital for inflation for the period from the end of the last fiscal year to the date of declaration or to adjust the amount of the dividend for inflation for the period from the end of the relevant fiscal year to the payment date.

Pursuant to our bylaws, our management may declare interim dividends to be paid from profits in our semi-annual financial statements, in accordance with the Company’s dividend policy and subject to further endorsement by the Shareholders’ Meeting. Any payment of interim dividends counts towards the mandatory dividend for the year in which the interim dividends were paid. In accordance with our dividends policy, our management must approve interim dividends and annual dividends every year.

10

Pursuant to Brazilian Corporate Law, we may pay interest on equity in lieu of dividends as an alternative form of making distributions to shareholders. We may treat a payment of interest on equity as a deductible expense for tax purposes, provided that it does not exceed the lesser of:

•	the total amount resulting from (i) Long-Term Interest Rate (Taxa de Juros a Longo Prazo, or “TJLP”) multiplied by (ii) the total shareholders’ equity (determined in accordance with Brazilian tax legislation), less certain deductions prescribed by Brazilian tax legislation; and
•	the greater of (i) 50.0% of current net income (after the deduction of social contribution on profits (Contribuição Social sobre o Lucro Líquido or “CSLL”) and before taking such distributions and any deductions for corporate income tax) for the year in respect of which the payment is made or (ii) 50.0% of retained earnings and profit reserves for the year prior to the year in respect of which the payment is made.

Calculation of Adjusted Net Profit

Annual dividends are payable from our adjusted net profit for such period. Brazilian Corporate Law defines “net profit” for any fiscal year as the profits of a fiscal year after the deduction of income and social contribution taxes for that fiscal year and after the deduction of any amounts allocated to employees’ and management’s participation in our results in such fiscal year. The “net profit” for a fiscal year is subject to adjustment by the addition or subtraction of amounts allocated to legal and other reserves, the result of which is referred to as our adjusted net profit.

In accordance with Brazilian Corporate Law, we must maintain a legal reserve, to which we must allocate a minimum of 5% of our net profits for each fiscal year until such reserve reaches an amount equal to 20.0% of our capital stock (calculated in accordance with Brazilian Corporate Law). However, we are not required to make any allocations to our legal reserve in a fiscal year in which the legal reserve, when added to our other established capital reserves, exceeds 30.0% of our total capital stock. The amounts to be allocated to such reserve must be approved by our shareholders in a shareholders’ meeting and may be used only for the increase of our capital stock or compensation of losses.

On December 31, 2022, our legal reserve was R$1,512.7 million, or 14.0% of our capital stock at that date.

In addition to deducting amounts for the legal reserve, under Brazilian Corporate Law net profit may also be adjusted by deducting amounts allocated to:

•	the contingency reserve: under Brazilian Corporate Law, our shareholders’ meeting, upon a justified proposal of our Board of Directors or Board of Executive Officers, may decide to allocate a percentage of our net profits to a contingency reserve for anticipated losses that are deemed probable in future years, which amount may be estimated;
•	the tax incentives reserve: under Brazilian Corporate Law, our shareholders’ meeting, upon a justified proposal of our Board of Directors or Board of Executive Officers, may decide to allocate a percentage of our net profits resulting from government donations or subsidies for investment purposes.

On the other hand, net profits may also be increased by:

•	the reversal of any amounts previously allocated to a contingency reserve in the fiscal year in which the loss that had been anticipated does not occur as projected or in which the anticipated loss occurs but is lower than the contingency allocated to it; and
•	any amounts included in the unrealized profits reserve that have been realized in the relevant fiscal year and have not been used to offset losses, as approved by our shareholders’ meeting, upon the proposal of our Board of Directors or board of executive officers.

Moreover, our net profits are also adjusted by adding the realization of amounts registered under “Equity Value Adjustments.” The account “Equity Value Adjustments” was created as a result of the first-time adoption of IFRS by us in 2010, which caused a fair value revaluation of certain fixed assets and the adoption of the fair value as its “deemed cost” at that date. The increase of the deemed cost of fixed assets led to an increase in depreciation costs. Thus, our management has decided to add to the adjusted net profits the realization of the “Equity Value Adjustments” in order to compensate for effects of the increased depreciation costs. In 2022, our adjusted net profits used to calculate our dividends was increased by R$36.5 million as a result of said realization.

The amounts available for distribution are determined on the basis of the financial statements prepared using a method established by Brazilian Corporate Law, which differ from our audited consolidated financial statements included herein.

11

Dividend Priority of Preferred Class A Shares and Preferred Class B Shares

According to our bylaws, our Preferred Class A Shares and Preferred Class B Shares are entitled to receive annual, non-cumulative minimum dividends, which dividend per share shall be at least 10% higher than the dividends per share paid to the holders of the Common Shares. Preferred Class A Shares have a dividend priority over the Preferred Class B Shares, and Preferred Class B Shares have a dividend priority over the Common Shares. To the extent that dividends are paid, they are to be paid in the following order:

•	first, the holders of Preferred Class A Shares have the right to receive a minimum dividend equal to 10% of the total share capital represented by the Preferred Class A Shares outstanding at the end of the fiscal year in respect of which the dividends have been declared;
•	second, to the extent there are additional amounts to be distributed after all amounts allocated to the Preferred Class A Shares have been paid, the holders of Preferred Class B Shares have the right to receive a minimum dividend per share equal to (i) the mandatory dividend divided by (ii) the total number of Preferred Class B Shares outstanding at the end of the fiscal year in respect of which the dividends have been declared; and
•	third, to the extent that there are additional amounts to be distributed after all amounts allocated to the Preferred Class A Shares and the Preferred Class B Shares have been paid, the holders of Common Shares have the right to receive an amount per share equal to (i) the mandatory dividend divided by (ii) the total number of Common Shares outstanding at the end of the fiscal year in respect of which dividends have been declared, provided that the Preferred Class A Shares and Preferred Class B Shares receive dividends per share at least 10% higher than the dividends per share paid to the Common Shares.

To the extent that there are additional amounts to be distributed after all amounts described in the preceding items have been paid and in the form therein described, any such additional amount will be distributed to each class of Shares so that, at the end, a dividend per share equal to each class is paid, if possible, except for the holders of Common Shares, which shall always receive a dividend per share 10% lower than Preferred Class A Shares and Preferred Class B Shares.

Meetings of Shareholders

We are required to hold an annual shareholders’ meeting by April 30 of each year at which, among other things, an annual dividend may be declared by decision of the shareholders on the recommendation of the management, as approved by the Board of Directors. The payment of annual dividends is based on the financial statements prepared for the fiscal year ending December 31. Under Brazilian Corporate Law, we must pay dividends to shareholders of record within 60 days of the date of the shareholders meeting that declared the dividends. A shareholders’ resolution may set forth another date of payment, which must occur prior to the end of the fiscal year in which such dividend was declared. We are not required to adjust the amount of paid-in capital for inflation for the period from the end of the last fiscal year to the date of declaration or to adjust the amount of the dividend for inflation for the period from the end of the relevant fiscal year to the payment date. Consequently, the amount of dividends paid to our Shareholders may be substantially reduced due to inflation.

Pursuant to Brazilian Corporate Law, shareholders voting at a general shareholders’ meeting have the power, among other powers, to:

•	amend the bylaws;
•	elect or dismiss members of the Board of Directors and members of the Fiscal Council at any time;
•	establish the remuneration of senior management and members of the Fiscal Council;
•	receive annual reports by management and accept or reject management’s financial statements and recommendations including the allocation of net profits and the distributable amount for payment of the mandatory dividend and allocation to the various reserve accounts;
•	authorize the issuance of convertible and secured debentures;
•	suspend the rights of a shareholder in default of obligations established by law or by the bylaws;
•	accept or reject the valuation of assets contributed by a shareholder in consideration for issuance of capital stock;
•	pass resolutions to reorganize our legal form, to merge, consolidate or split us, to dissolve and liquidate us, to elect and dismiss our liquidators and to examine their accounts; and
•	authorize management to file for bankruptcy or to request a judicial restructuring.
12

Pursuant to the CVM rules, the convening of our shareholders’ meeting is made through publication of a notice to shareholders in two newspapers, which are determined at the previous shareholders’ meeting. Generally, we make such notice in the newspaper Valor Econômico. The notice must be published no fewer than three times, beginning at least 21 calendar days prior to the scheduled meeting date.

In order for a shareholders’ meeting to be held on first call, shareholders representing at least one- quarter of the voting capital have to be present, except as otherwise provided for under Brazilian law. If no such quorum is verified, a second meeting may be called by notice given at least 8 calendar days prior to such meeting and in accordance with the same rules of publication previously described. The quorum requirements will not apply to a second meeting, subject to the minimum quorum and voting requirements for certain matters, as discussed as follows. A shareholder without a right to vote may attend a general shareholders’ meeting and take part in the discussion of matters submitted for consideration.

A shareholder may be represented at a general shareholders’ meeting by a proxy appointed in accordance with applicable Brazilian law not more than one year before the meeting, who must be a shareholder, a company officer, a lawyer or a financial institution.

Voting Rights

As a general rule, only our Common Shares are entitled to vote and each Common Share corresponds to one vote. According to Brazilian Corporate Law, minority shareholders are entitled to appoint and remove at least one member of the Board of Directors, in a separate election, without the participation of the controlling shareholder, if such minority shareholders hold (i) at least 15% of our voting shares or (ii) at least 10% of our outstanding non-voting shares. Minority shareholders holding at least 10% of our voting shares are entitled to request that a multiple voting procedure be adopted, a proceeding that grants each voting share as many votes as there are members of the Board of Directors and the right for all the voting shareholders to vote for only one candidate or to distribute his votes among several candidates, also in accordance with the Brazilian Corporate Law.

Our bylaws entitle minority shareholders that hold voting shares the right to appoint and remove one member of the Board of Directors, in a separate election, regardless of the voting shares which are held by them as a class, if they haven’t appointed a higher number through a Multiple Vote proceeding in the general shareholders’ meeting. Moreover, our employees are also entitled to appoint and remove one member of the Board of Directors. However, if a multiple vote proceeding is adopted and, also, the minority shareholders appoint members of the Board of Directors through a separate election, the controlling shareholder is entitled to appoint and remove the same number of members appointed and elected by the minority shareholders and employees, plus one.

Also, according to Brazilian Corporate Law, members of our Board of Directors who are elected by the non-controlling shareholders have the right to veto (provided it is duly justified) the appointment of the independent accountant made by the majority of the members of our Board of Directors.

Our minority shareholders also have the right to appoint members to essential committees. Minority shareholders elect one of three seats on our Investment and Innovation Committee, two of three members of the Minority Committee, and up to two of the three to five seats on the Nomination and Evaluation Committee.

Holders of Preferred Shares acquire voting rights if, during three consecutive fiscal years, we fail to pay a fixed or minimum dividend to which the preferred shares are entitled. If a holder of Preferred Shares acquires voting rights in this manner, such rights will be identical to the voting rights of a holder of Common Shares and will continue until the dividend is paid.

In accordance with Brazilian Corporate Law and our bylaws, holders of the Preferred Shares are not entitled to vote at our shareholders’ meetings except with regard to the following matters for as long as we are listed on the so-called Level 2 segment of B3:

•	any direct conversion of corporate type into another, consolidation, spin-off or merger of Copel;
•	approval of any agreement between our company and our controlling shareholder or parties related to the controlling shareholder, to the extent that Brazilian Corporate Law or our bylaws require that the agreement be submitted to the approval of a general shareholders’ meeting;
•	the valuation of any assets to be contributed to our Company in payment for shares issued in a capital increase;
•	the appointment of an expert to ascertain the value our shares in connection with (a) a mandatory tender offer; (b) a delisting and deregistration transaction; or (c) any decision to cease to adhere to the requirements of the Level 2 segment of B3;
•	any change in, or the revocation of, provisions of our bylaws that results in the violation of certain requirements of the Level 2 segment of B3;
•	appointment and removal of a member of the Supervisory Board in a separate election; and
13

•	appointment and removal of a member of the Board of Directors in a separate election, when requested by shareholders which have preferred shares equal to at least 10% of our total shares.

Our bylaws also entitle holders of Preferred Shares to voting rights to changes to provisions in our bylaws aimed to suppress the right set forth in Article 28, XXIX of our bylaws, which provides for the adoption of the full tariff set by a granting authority. This change would require the approval of the majority of the Preferred Shares attending the special shareholders’ meeting called for this purpose.

Preemptive Rights

Our shareholders have a general preemptive right to subscribe for shares in any capital increase, in proportion to his or her ownership, as provided for in the Brazilian Corporate Law. A minimum period of 30 days following the publication of notice of a capital increase is assured for the exercise of the right, and the right is transferable. We may issue shares up to the limit of the authorized capital, excluding right of first refusal to the shareholders, as provided for in the Brazilian Corporate Law and in our bylaws.

Redemption Rights and Rights of Withdrawal

Our common shares and preferred shares are not redeemable, with the exception that a dissenting shareholder has, under certain circumstances provided for in Brazilian Corporate Law, the right to withdraw its equity interest from a company and to receive a payment for the portion of shareholder’s equity attributable to his or her equity interest.

This right of withdrawal arises if any of the following matters are decided upon at a shareholders’ meeting:

•	creation of a new class of preferred shares or a disproportionate increase in an existing class of preferred shares relative to other classes of shares, unless such action is provided for in or authorized by our bylaws, which, as of the date of this prospectus, is not the case;
•	modification to the preference, privilege or conditions for redemption or amortization granted to one or more classes of preferred shares, or the creation of a new class of preferred shares with greater privileges than the existing classes of preferred shares;
•	reduction of the mandatory dividend;
•	consolidation or merger into another company;
•	participation in a group of companies (grupo de sociedades), as defined by Brazilian Corporate Law;
•	the transfer of all shares to another company or receipt of shares by another company, in such a way as to make the company whose shares were transferred a wholly-owned subsidiary of the other;
•	changes to our corporate purpose; or
•	a spin-off that results in (a) a change to our corporate purpose (unless the spun-off company’s assets and liabilities are transferred to a company that has substantially the same corporate purpose); (b) a reduction in any mandatory dividend (although in our case, our preferred shares do not carry mandatory dividends); or (c) any participation in a group of companies.

The right of withdrawal also arises if a spin-off or merger occurs but the new company fails to register as a public stock corporation (and, if applicable, fails to list its shares on the stock exchange) within 120 days of the date of the shareholders’ meeting that approved the spin-off or merger.

Form and Transfer of Shares

Our shares are maintained in book-entry form with a transfer agent (“Transfer Agent”). To make a transfer of shares, the Transfer Agent makes an entry in the register, debits the share account of the transferor and credits the share account of the transferee.

Transfers of shares by foreign investors are made in the manner described above and are executed by the investor’s local agent on the investor’s behalf. However, if the original investment was registered with the Central Bank pursuant to a foreign investment mechanism regulated by Resolution No. 4,373 of the Brazilian National Monetary Council, the foreign investor must declare the transfer in its electronic registration.

A shareholder may choose, in its individual discretion, to hold its shares through B3. Shares are added to the B3 system through Brazilian institutions that have clearing accounts with B3. Our shareholder registry indicates which shares are listed on the B3 system. Each participating shareholder is in turn registered in a register of beneficial shareholders maintained by B3 and is treated in the same manner as the other registered shareholders.

14

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities. Each prospectus supplement with respect to our securities will set forth the terms of the offering of those securities, including the name or names of any selling shareholders, the name or names of any underwriters or agents, the price of such securities and the net proceeds to us or any selling shareholders from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We and any selling shareholders may sell the securities from time to time in their offering as follows:

•        through agents;

•        to dealers or underwriters for resale;

•        directly to purchasers; or

•        through a combination of any of these methods of sale.

We may solicit offers to purchase securities directly from the public from time to time. We and any selling shareholders, as applicable, may sell securities to one or more underwriters or dealers acting as principals, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

If we the selling shareholders sell securities to underwriters, we and such selling shareholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or a selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or any selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription-rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription-rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us any selling shareholders or any other selling shareholders, to indemnification by us and such selling shareholders, as applicable, against certain liabilities, including liabilities under the Securities Act.

Unless otherwise indicated in the prospectus supplement for a particular offering of securities, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may or may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities

15

pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell Common Shares short using this prospectus and deliver Common Shares covered by this prospectus to close out such short positions, or loan or pledge Common Shares to financial institutions that in turn may sell the Common Shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or any selling shareholders default in the performance of our/their obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include (i) commercial and savings banks; (ii) insurance companies; (iii) pension funds; (iv) investment companies; (v) educational and charitable institutions; and (vi) other similar institutions as we or any selling shareholders may approve.

Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

16

EXPERTS

The financial statements of Copel as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of Copel’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Auditores Independentes Ltda., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

17

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to U.S. federal and New York State law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP.  The validity of the Common Shares will be passed upon for us by Stocche Forbes Advogados or any other law firm named in the applicable prospectus supplement as to certain matters of Brazilian law. Any underwriters will also be advised about certain legal matters by their own counsel, which will be named in any applicable prospectus supplement.

18

ENFORCEABILITY OF CIVIL LIABILITIES

Copel is a sociedade de economia mista organized under the laws of the Federative Republic of Brazil. All of our directors and officers reside in Brazil. Substantially all of our assets, as well as the assets of these persons, are located in Brazil. As a result, it may not be possible for holders of our Common Shares to effect service of process upon us or our directors and officers within the United States or other jurisdictions outside Brazil, attach their assets or enforce against us or our directors and officers judgments obtained in the United States or other jurisdictions outside of Brazil. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain requirements are met, holders of our Common Shares may face greater difficulties in protecting their interest in actions against us or our directors and officers than would shareholders of a corporation incorporated in a state or other jurisdiction of the United States.

Stocche Forbes Advogados, Copel’s special counsel, has advised Copel that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Copel or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça), provided that such confirmation will be granted, in accordance with Article 15 of Decree Law No. 4,657/42 and Articles 963 and 964 of the Brazilian Code of Civil Procedure (Código de Processo Civil). The foreign judgment will only be confirmed if:

•	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;
•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law, or after sufficient evidence of the company’s absence has been given, as required under applicable law;
•	it is final and binding and, therefore, not subject to appeal in the jurisdiction where it was issued;
•	does not conflict with a final and unappealable decision issued by a Brazilian court on the same matter, based on the same grounds and involving the same parties, cause of action and claims (res judicata);
•	it must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalization for Foreign Public Documents and it shall have been registered with the appropriate Registry of Titles and Deeds (Registro de Títulos e Documentos) in Brazil, with its respective Portuguese sworn translation;
•	if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate, and is accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory; and
•	it is not contrary to Brazilian national sovereignty, human dignity, public policy or good morals.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Copel.

Stocche Forbes Advogados has also advised Copel that:

•	original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Copel, certain of its directors and officers and the advisors named herein;
•	a plaintiff, (Brazilian or not) that resides outside Brazil or is outside Brazil during the course of the litigation in Brazil, and owns no real property in Brazil, must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except: (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits); (3) in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice, in each case, as set forth under Articles 963 and 964 of the Brazilian Civil Procedure Code; and (4) counterclaims;
•	If proceedings are brought before Brazilian courts seeking to enforce obligations, any payment to fulfill any obligations determined by a Brazilian judgment must be made in Brazilian reais;
19

•	Law No. 11,101/05, the Brazilian law generally applicable for judicial and extrajudicial reorganization proceedings and bankruptcy liquidation proceedings of business companies, is not applicable to mixed capital companies, such as Copel, and does not provide whether the federal government of Brazil is liable for Copel’s obligations in the event of a bankruptcy liquidation. However, the Brazilian Federal Constitution establishes that mixed capital companies, which operate a commercial business, are subject to the legal regime applicable to private corporations in respect of civil, commercial, labor and tax matters; this provision may be interpreted as making Law No. 11,101/05 applicable to Copel. In any case, Law No. 12,767/12 provides that judicial and extrajudicial reorganization proceedings do not apply to public entity concessionaires in the electrical sector until the termination of the relevant concessions; and
•	A substantial portion of Copel’s assets may be deemed by Brazilian courts as assets linked to the provision of public services. In that case, those assets may not be available in the context of a bankruptcy liquidation or attachment to secure a judgment. Moreover, assets linked to the provision of public services revert to the Brazilian Government at the end of the concession tenor. Although the Brazilian Government would in such circumstances be under an obligation to compensate us in respect of the reversion of these assets, we cannot assure you that the level of compensation received would equal the market value of the assets and, accordingly, our financial condition could be affected.

20

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement (including amendments and exhibits to the registration statement) with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the NYSE at 11 Wall St, New York, New York 10005. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement. We are also subject to the information requirements of the B3 and the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Our public filings with the B3 are electronically available from the B3’s website at www.b3.com.br. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You may request a copy of our SEC filings, at no cost, by contacting us at our headquarters at Rua José Izidoro Biazetto, 158, Bloco A - 81200-240 - Curitiba, Paraná, Brazil. Our investor relations office can be reached at +55 41 3331 4011.

21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement.

Copel is incorporating by reference into this prospectus the following documents that it has filed with the SEC:

•	Our annual report on Form 20-F/A for the year ended December 31, 2022 originally filed with the SEC on April 27, 2023, as amended on July 13, 2023 (File No. 001-14668).
•	Our current report on Form 6-K furnished to the SEC on June 8, 2023 (File No. 001-14668; Accession No. 0001292814-23-002610), containing our unaudited financial information as of March 31, 2023 and for the three-month periods ended March 31, 2023 and 2022.
•	Our current report on Form 6-K furnished to the SEC on July 11, 2023 (File No. 001-14668; Accession No. 0001292814-23-003006) containing the current version of our bylaws.
•	Our current report on Form 6-K furnished to the SEC on July 26, 2023 (File No. 001-14668), containing (i) the operating and financial review of Copel for the three-month periods ended March 31, 2023 and 2022 and a discussion of liquidity and capital resources of Copel as of March 31, 2023, (ii) other information relating to recent developments and a general update on Copel legal proceedings and (iii) copies of our bylaws, as approved at a shareholders meeting held on July 10, 2023.
•	Any future filings of Copel on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Copel on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.

Unless expressly incorporated by reference herein, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Copel’s Investor Relations Department located at ri@copel.com.

22